 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
__________________________________________
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Groupon, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2018 PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders of Groupon, Inc. will be held at 10:00 a.m. Central Time on June 14, 2018 at
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601

Dear Stockholder:
I am pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Groupon, Inc. (the “Company” or “Groupon”), which will be held at Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601 on June 14, 2018 at 10:00 a.m. Central Time. Doors will open at 9:30 a.m. Central Time.
The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.
We urge you to read the accompanying proxy statement carefully and to vote "FOR" the director nominees proposed by the Board of Directors, "FOR" the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018, "FOR" the advisory approval of our Named Executive Officer compensation in accordance with the recommendations of the Board of Directors, and for an advisory vote to approve our executive compensation every "ONE YEAR."
On behalf of the Board of Directors, I would like to express our appreciation for your interest in Groupon.
Sincerely,

Eric Lefkofsky
Chairman of the Board

GROUPON, INC.
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	June 14, 2018 at 10:00 a.m. Central Time

Place	Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601

Items of Business	1. To elect nine directors from the nominees named in this proxy statement.

2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018.

3. To conduct an advisory vote to approve our Named Executive Officer (as hereinafter defined) compensation, as described in this proxy statement.

4. To conduct an advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers (i.e., once every one, two, or three years).

5. To transact other business that may properly come before the Annual Meeting.

Record Date	April 20, 2018 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	IMPORTANT

Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses and efforts of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting, as your proxy is revocable at your option as described in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 14, 2018. We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

By order of the Board of Directors,
Dane Drobny
General Counsel and Corporate Secretary
Chicago, Illinois
April 27, 2018
The date of this proxy statement is April 27, 2018, and it is first being delivered to stockholders on or about April 30, 2018.

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date and Time	June 14, 2018, 10:00 a.m. Central Time

Place	Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601

Record Date	April 20, 2018

Voting
Stockholders as of the close of business on the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Admission	If you are a record holder, you must provide identification, and if you hold your shares through a broker, bank or other nominee, you must also provide proof of ownership.
Meeting Agenda

•	Elect nine directors. Our Board of Directors ("Board") unanimously recommends a vote “FOR” the election of all nine director nominees.

•
Ratify Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for fiscal year 2018. Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

•	Conduct an advisory vote to approve our Named Executive Officer compensation. Our Board unanimously recommends a vote “FOR” the advisory approval of our Named Executive Officer compensation.

•
Conduct an advisory vote on the frequency of future advisory votes to approve our Named Executive Officer compensation. Our Board unanimously recommends a vote for an advisory vote to approve our executive compensation every "ONE YEAR."

•	Transact other business that may properly come before the meeting.

Our Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a plurality of votes cast.

		Director Since			Other Public Boards
Name	Age		Position	Independent
Rich Williams	43	2015	Chief Executive Officer and Director	No	0
Eric Lefkofsky	48	2006	Chairman	No	0
Theodore Leonsis	62	2009	Lead Independent Director	Yes	1
Michael Angelakis	53	2016	Director	Yes	2
Peter Barris	66	2008	Director	Yes	0
Robert Bass	68	2012	Director	Yes	2
Joseph Levin	38	2017	Director	Yes	3
Deborah Wahl	55	2017	Director	Yes	0
Ann Ziegler	59	2014	Director	Yes	3

Attendance
Each director nominee is a current director. Each current director who served as a director during 2017 attended at least 75% of the aggregate number of meetings of the Board and each committee on which he or she sits.

See “Board of Directors” and “Proposals to be Voted on at the Meeting – Proposal 1: Election of Directors” for more information.

Executive Compensation Matters

Executive Compensation Advisory Vote
Our Board unanimously recommends that stockholders vote to approve, on an advisory basis, our Named Executive Officer compensation in 2017, as described more fully in this proxy statement.
Pay for Performance
To date, we have designed our compensation practices such that a significant portion of the Named Executive Officers’ total pay package consists of equity-based awards, and, therefore, we believe the value of the pay packages is tightly correlated with company performance.

Sound Design
We design our executive officer compensation programs to attract, motivate and retain the key executives who drive our success. We also design our pay packages to align the interests of our executives with those of our long-term stockholders. We achieve our objectives through compensation that:

•	Enables us to recruit and retain talented and experienced individuals who are able to develop, implement and deliver on long-term business strategies;

•	Ties a substantial portion of each executive’s compensation directly to the long-term value and growth of the Company;

•	Rewards both Company and individual performance and achievement;

•	Ensures that our pay structure does not encourage unnecessary and excessive risk taking; and

•	Ensures that our compensation is reasonable and competitive with pay packages made available to executives at companies with which we compete for executive talent.

Executive Compensation Advisory Vote Frequency

Our Board unanimously recommends that stockholders approve an annual frequency for future advisory votes on executive compensation. The Board will consider the outcome of this vote in determining the frequency of future say-on-pay votes. We have held an annual advisory vote on executive compensation since our 2012 annual meeting when our stockholders first voted, on an advisory basis, in favor of an annual frequency for future votes on executive compensation. The Securities and Exchange Commission's rules require that every six years stockholders have the opportunity to approve how frequently we should hold advisory votes on executive compensation. Stockholders may cast an advisory vote on the frequency of future say-on-pay votes in favor of holding say-on-pay votes every year, every other year, or every third year.
See “Compensation Discussion and Analysis,” “Named Executive Officer Compensation” and “Proposals to be Voted on at the Meeting – Proposal 3: Advisory Approval of Our Named Executive Officer Compensation” for more information.

Information About Our Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018. Since May 2017, Deloitte has served as our independent registered public accounting firm and also has provided certain tax and other services. We ask that our stockholders ratify the selection of Deloitte as our independent registered public accounting firm for fiscal year 2018. See “Fees of Independent Registered Public Accounting Firm” and “Proposal 2: Ratification of Independent Registered Public Accounting Firm” for more information.

Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, risk related to volatility in our operating results; execution of our business and marketing strategies; retaining existing customers and adding new customers; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom's likely exit from the European Union; retaining and adding high quality merchants; our voucherless offerings; cybersecurity breaches; competing successfully in our industry; changes to merchant payment terms; providing a strong mobile experience for our customers; maintaining our information technology infrastructure; delivery and routing of our emails; claims related to product and service offerings; managing inventory and order fulfillment risks; litigation; managing refund risks; retaining and attracting members of our executive team; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the Credit Card Accountability Responsibility and Disclosure Act of 2009, General Data Protection Regulation and regulation of the internet and e-commerce; classification of our independent contractors; protecting our intellectual property; maintaining a strong brand; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; our common stock, including volatility in our stock price; our senior convertible notes; our ability to realize the anticipated benefits from the hedge and warrant transactions; and those risks and other factors discussed in "Item 1A: Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, as well as in our consolidated financial statements, related notes, and the other financial information appearing elsewhere in this proxy statement and our other filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this proxy statement to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
The Board is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at Groupon’s Annual Meeting of Stockholders, which will take place on June 14, 2018 (the “Annual Meeting”). Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed on or about April 28, 2018 in connection with the solicitation of proxies on behalf of the Board.

Q:	What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our executive officers and our directors, and certain other required information. Groupon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, which includes our audited consolidated financial statements, is also enclosed with this proxy statement.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four proposals to be voted on at the Annual Meeting:

•	Elect the nine director nominees listed in this proxy statement to serve on our Board.

•	Ratify the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2018.

•	Conduct an advisory vote to approve our Named Executive Officer compensation.

•	Conduct an advisory vote on the frequency of future advisory votes to approve our Named Executive Officer compensation.
As of the date of this proxy statement, we are not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

Q.	How does the Board recommend that I vote?

A:	The Board recommends that you vote:
•“FOR” the election of each of the nine director nominees named in this proxy statement.

•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2018.
•“FOR” the advisory approval of our Named Executive Officer compensation.
•For an advisory vote to approve Named Executive Officer compensation every “ONE YEAR.”

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

A:
Pursuant to the rules of the SEC, we have provided access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice. In addition, the Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	How many shares are entitled to vote?

A:
Each share of Groupon’s common stock outstanding as of the close of business on April 20, 2018, the Record Date, is entitled to vote at the Annual Meeting. At the close of business on April 20, 2018, 564,108,305 shares of common stock were outstanding and entitled to vote. Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date. The shares you are entitled to vote include shares that are (i) held of record directly in your name, including shares issued under Groupon’s equity incentive plans and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many stockholders of Groupon hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

Shares held of record
If your shares are registered directly in your name with Groupon’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Groupon. As a stockholder of record, you have the right to grant your voting proxy directly to Groupon or to vote in person at the Annual Meeting. Groupon has enclosed a proxy card for you to use. You may also submit voting instructions via the Internet or by telephone as described below under “How can I vote my shares without attending the Annual Meeting?”
Shares owned beneficially
If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or other nominee. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee as to how to vote your shares. Many brokers or banks also offer voting via the Internet or by telephone. Please refer to the voting instruction form provided by your broker, bank, or other nominee for instructions on the voting methods they offer.

Q:	May I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of April 20, 2018. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank, or other nominee, you will also need to provide proof of ownership by bringing either a copy of the voting instruction form provided by your broker or a copy of a brokerage statement showing your share ownership as of April 20, 2018. Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting. Attendees will be subject to security inspections.

Q:	How can I vote my shares in person at the Annual Meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Annual Meeting, Groupon recommends that you submit a proxy with respect to the voting of your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank, or other nominee may be voted in person by you only if you obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, you may submit your proxy via the Internet, by telephone, or by completing and mailing your proxy card in the enclosed pre-paid envelope. Telephone and Internet voting facilities for stockholders of record will be available 24 hours per day. You may vote over the telephone or via the Internet until 10:59 p.m. Central Time on June 13, 2018. If you hold your shares beneficially in street name, your broker or bank may offer voting via the Internet or by telephone or you may mail your voting instruction form in the enclosed prepaid envelope. Please refer to the enclosed materials for details.

Q:	Can I change my vote or revoke my proxy?

A:
If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	delivering a timely written notice of revocation to our Corporate Secretary at our corporate headquarters (600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, Attention: Corporate Secretary);

•	submitting a new, later dated proxy via the Internet, by telephone, or by mail to our Corporate Secretary at our corporate headquarters; or

•	attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).
If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.

Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR" or “WITHHOLD” with respect to each of the nominees. In tabulating the voting results for the election of directors, only votes “FOR” director nominees are counted. “WITHHOLD” votes will not have an effect on the outcome of the election of directors.

For the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2018 and for the advisory vote to approve our Named Executive Officer compensation, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of these proposals. If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal.

For the advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers, you may vote every "ONE YEAR," "TWO YEARS," "THREE YEARS," or "ABSTAIN." If you elect to abstain from voting on this proposal, the abstention will not have any effect on the advisory vote.
If you sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may only vote on the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2018, which is the only “routine matter” on our agenda. For additional information regarding treatment of “routine” and “non-routine” matters, please see “What are broker non-votes and what effect do they have on the proposals?” below.

Q:	Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

Q:	What is the quorum requirement for the Annual Meeting?

A:
The quorum requirement for holding and transacting business at the Annual Meeting is a majority of the aggregate voting power of the capital stock entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:
Directors will be elected by a plurality of the votes cast in the election of directors. A plurality means that the nine persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected.

The affirmative vote of a majority of the votes represented by shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve each of the following proposals: (i) the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2018, and (ii) the advisory vote to approve our Named Executive Officer compensation.
For the advisory vote regarding the frequency of future advisory votes to approve the compensation of our Named Executive Officers, the frequency receiving the greatest number of votes—every year, every two years, or every three years—will be the frequency approved by our stockholders.

Q:	What are broker non-votes and what effect do they have on the proposals?

A:
Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. The ratification of the appointment of Deloitte as our independent registered public accounting firm is a routine matter. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of our directors, the advisory vote to approve our Named Executive Officer compensation, and the advisory vote to approve the frequency of future advisory votes on compensation of our Named Executive Officers.
If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and Proposals 3 and 4. If you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.
Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and, therefore, will have no effect on the outcome of the vote on the election of directors, which requires a plurality of votes cast at the Annual Meeting, or Proposals 3 and 4, which require a majority of votes present and entitled to vote at the Annual Meeting. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on such “non-routine” matters and will not be counted in determining the number of shares necessary for approval.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?

A:
It means your shares are registered under different names or are held in more than one account. Please provide voting instructions for each proxy card and voting instruction form you receive to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the Annual Meeting?

A:
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amended Form 8-K with the SEC to disclose the final voting results. Additionally, we will announce our determination with respect to the frequency of the advisory vote to approve the compensation of our Named Executive Officers on a Form 8-K filed with the SEC within 150 days after the date of our Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:
The Board is soliciting your proxy to vote your shares of common stock at the Annual Meeting. Groupon will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Groupon will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Groupon may reimburse brokerage firms and other persons representing beneficial owners of shares for their out-of-pocket expenses in forwarding solicitation materials to such beneficial owners. Solicitations may also be made by personal interview, mail, telephone, facsimile, email, or otherwise by directors, officers, and other employees of Groupon, but Groupon will not additionally compensate its directors, officers, or other employees for these services.

Q:	How can I get electronic access to the proxy statement and Annual Report?

A:
The Notice provides you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet and request that we send our future proxy materials to you by mail or by email. By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:
To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. This delivery method is referred to as “householding” and can result in cost savings to us. A separate proxy card is included in the proxy materials for each of these stockholders. If you reside at such an address and wish to receive a separate copy of the proxy materials, including our annual report, you may contact Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095 or mail at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department or Groupon’s Investor Relations by telephone at 312-334-1579 or mail at 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, Attention: Investor Relations.

You may also contact Broadridge or Groupon’s Investor Relations at the telephone numbers and addresses above if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.

Q:	How can I obtain an additional proxy card or voting instruction form?

A:	If you lose, misplace, or otherwise need to obtain a proxy card or voting instruction form and:

•
you are a stockholder of record, contact Groupon’s Investor Relations by mail at 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, email at IR@groupon.com or by telephone at 312-334-1579; or

•	you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee, contact your account representative at that organization.

Q:	Who is the Company's proxy solicitor?

A:
The Company has engaged a proxy solicitor, D.F. King & Co., Inc., to encourage voting by our stockholders for a base fee of $15,000, plus reimbursable expenses and customary charges. Proxies may also be solicited by certain of the directors, officers and employees of the Company, without additional compensation. The Company will bear the cost of soliciting proxies. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

If you have any other questions about the Annual Meeting or how to vote or revoke your proxy, you may contact our proxy solicitor at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 or by telephone at 877-283-0319.

CORPORATE GOVERNANCE AT GROUPON
CORPORATE GOVERNANCE PRINCIPLES
Corporate governance at Groupon is used to promote the long-term interests of our stockholders, as well as to maintain internal checks and balances, strengthen management accountability, engender public trust and foster responsible decision making and accountability. We regularly evaluate our corporate governance practices and policies in order to maintain a strong governance framework designed to meet these goals. In addition, our Nominating and Corporate Governance Committee ("Nominating Committee") periodically reviews evolving legal and regulatory developments and governance best practices to determine those that it believes will best serve the interests of our stockholders. Highlights of our corporate governance framework include:

Board of Directors

✓	Majority of Board of Directors independent (7 of 9 directors)
✓	Lead independent director
✓	Directors have diverse experience, including e-commerce and technology, marketing and advertising, finance and accounting, M&A, international and public company service
✓	22% of Board of Directors comprised of women
✓	Independent directors meet regularly without management present
✓	Audit, Compensation and Nominating Committees comprised entirely of independent directors
✓	Director stock ownership and holding guidelines

Stockholder Voting

✓	Annual director elections; no classified board
✓	Single class of voting common stock (as of October 2016)
✓	Directors may be removed with or without cause
✓	Stockholders representing 50% or more of our total voting power can call a special meeting of stockholders
✓	No supermajority requirements to approve mergers or other business combinations or charter amendments
✓	Annual Say on Pay vote (97% of votes cast “FOR” in 2017)
✓	No stockholder rights plan adopted

Audit & Risk Oversight

✓	All members of the Audit Committee are audit committee financial experts
✓	Enterprise Risk Management program

Board Independence and Expertise

Seven of our nine directors are independent directors under the listing standards of the NASDAQ Global Select Market (“NASDAQ”). We are committed to maintaining a majority of independent directors.

•The independent directors meet regularly in executive session.

•Only independent directors are members of the Audit Committee, Compensation Committee, and Nominating Committee.

•Messrs. Michael Angelakis and Robert Bass and Ms. Ann Ziegler are members of our Audit Committee and are each an “audit committee financial expert” under SEC rules.

Chief Executive Officer, Chairman and Lead Independent Director
The roles of Chairman and Chief Executive Officer are currently separate and historically have been separate other than during the period from February 28, 2013 through August 5, 2013, during which time Messrs. Lefkofsky and Leonsis both served in the Office of the Chief Executive on an interim basis. For a discussion of the roles of our Chairman and Lead Independent Director, see "Board and Executive Leadership."
Risk Oversight
Our Board of Directors, either directly or through its committees, exercises oversight of strategic risks to the Company, including operational, financial, compliance, legal, strategic, reputational, governance and succession planning.  Key features of our risk oversight practices include:

•	Management periodically reports on areas of potential risk to our Board or the relevant committee, which provides guidance, as appropriate, on risk tolerance, assessment and mitigation.

•
The Audit Committee reviews and assesses the Company’s processes to manage business, financial and related reporting, compliance and cybersecurity risks. It also reviews the Company’s policies for risk assessment, risk management and assesses the steps management has taken to control significant risks.

•	The Compensation Committee oversees risks relating to compensation programs and policies to ensure that our compensation programs do not encourage unnecessary risk-taking.

•	The Nominating Committee oversees risks relating to our governance structure.

•
Each committee charged with risk oversight reports to the Board on such matters. The Company believes that because each of the standing committees of the Board is comprised entirely of independent directors, the CEO and the Chairman are subject to the risk oversight of the independent directors.

Cybersecurity Risk Oversight
Protecting our systems, networks, data and confidential information is a priority at Groupon.  As part of our cybersecurity program we employ security practices to protect and maintain the systems located at our data centers and hosting providers, invest in intrusion, anomaly, and vulnerability detection tools and engage third-party security firms to test the security of our websites and systems.  In addition, we regularly evaluate and assess our systems and the controls, processes and practices to protect those systems and also conduct penetration testing against our own systems.
Our Information Security team is responsible for leading our cybersecurity program, strategy, policies and practices.  Our Vice President, Information Security leads this team and reports directly to our Chief Technology Officer. Our Vice President, Information Security regularly reports to the Audit Committee on the state of our cybersecurity program and provides updates on cybersecurity matters.  In addition, we conduct an annual cybersecurity review with our Board of Directors.
CORPORATE GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS
Our Corporate Governance Guidelines and the charters of the three standing committees of the Board describe our governance framework. The Corporate Governance Guidelines and charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our Corporate Governance Guidelines also are intended to align the interests of directors and management with those of our stockholders, and comply with or exceed the requirements of NASDAQ and applicable law. They establish the practices our Board follows with respect to such issues as:

•	Board composition and member selection;

•	Board meetings and involvement of senior management;

•	CEO performance evaluation;

•	management succession planning;

•	Board committees; and

•	director compensation.
Pursuant to the Corporate Governance Guidelines, the Board conducts self-evaluations to annually assess its adherence to the Corporate Governance Guidelines and committee charters and to identify opportunities to improve Board performance. The Board reviews our Corporate Governance Guidelines and committee charters and updates them as necessary to reflect changes in regulatory requirements and evolving oversight practices.
STOCKHOLDER ENGAGEMENT
We recognize the value of stockholder feedback, and our relationship with our stockholders is an integral part of our corporate governance practices. We conduct stockholder outreach throughout the year to engage on issues that are important to our stockholders and to understand their perspectives on a variety of matters, including executive compensation and corporate governance policies.
We also communicate with our stockholders through a number of routine forums, including quarterly earnings calls, SEC filings, the Annual Report and proxy statement, the annual meeting of stockholders, investor meetings, conferences and our Investor Relations site and the Groupon blog. As appropriate, we relay stockholder feedback and trends on corporate governance developments to our Board and its committees and work with them to both enhance our governance practices and improve our disclosures.
We expect to continue this program of stockholder engagement during 2018, in addition to our customary methods of engagement.
GROUPON INVESTOR RELATIONS WEBSITE
If you would like additional information about our corporate governance practices, you may view the following documents at http://investor.groupon.com:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating Committee Charter

•	Corporate Governance Guidelines

•	Code of Conduct

We will provide any of the foregoing information without charge upon written request to the Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. In addition, stockholders and other interested parties may communicate with any of our directors, including our independent directors or the directors as a group, by writing to the Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. The Corporate Secretary will forward relevant communications to the appropriate directors depending on the facts and circumstances outlined in the communication.
BOARD AND EXECUTIVE LEADERSHIP

The Board does not have a policy as to whether the Chairman should be an independent director or a member of management.  Our Chief Executive Officer serves as a director, and our Chairman of the Board is an affiliated director. Since November 2015, the Board has determined that it would also be beneficial to appoint a Lead Independent Director to reinforce the independence of the Board in its oversight of our business and affairs and appointed Mr. Leonsis to serve in such role.  The Lead Independent Director’s duties include: consulting with the Chairman on agendas and meeting schedules; presiding at Board meetings in the absence of the Chairman; presiding at executive sessions of independent directors; and facilitating communication between the independent directors and the Chairman and Chief Executive Officer.

Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the Chairman and the Lead Independent Director to facilitate our Board’s oversight of management, promote communication between management and our Board and communication among our independent directors, and support our Board’s consideration of key governance matters. The Board believes its programs for overseeing risk, as described above under “Corporate Governance Principles – Risk Oversight,” would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines provide that a majority of our directors will be independent, based on the listing standards of NASDAQ as well as the Board’s determination that the director does not have a relationship with Groupon that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out director responsibilities.
Based on the review and recommendation by the Nominating Committee, the Board analyzed the independence of each director in 2017 and each director nominee and determined that Messrs. Angelakis, Barris, Bass, Housenbold, Keywell, Leonsis, and Levin and Mses. Wahl and Ziegler meet the standards of independence under our Corporate Governance Guidelines and applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The Board determined that Mr. Williams, our Chief Executive Officer, and Mr. Lefkofsky, who served as our Chief Executive Officer from August 3, 2013 until November 3, 2015, are not independent.
PROCEDURES FOR NOMINATING DIRECTORS; BOARD COMPOSITION
The Nominating Committee reviews with the Board the appropriate set of characteristics, skills and experiences for the Board as a whole, with the objective of having a Board that can best help drive the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. In evaluating its overall composition, our Board and Nominating Committee take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the Company's industry or the success of a large publicly-traded company in today’s business environment; operational and senior leadership experience; needs and strategy of the Company relative to the overall composition of our Board; understanding of our business and technology; independence; and geographic, gender, age and ethnic diversity. The Nominating Committee regularly engages in ongoing board composition planning to assure that our Board continues to maintain an appropriate mix of skills and experiences to provide fresh perspectives and effective oversight and guidance to management, while leveraging the institutional knowledge and historical perspective of our longer-tenured directors.
The Nominating Committee reviews the skills and qualifications of each candidate for nomination to the Board. The Nominating Committee considers candidates that are suggested by members of the Board, as well as management, our stockholders and any director search firm retained by the Board or the Nominating Committee. In evaluating a candidate, the Nominating Committee considers, among other things, educational and professional background, personal accomplishments, potential conflicts of interest; whether he or she also brings specific skills or expertise in areas that the Board has identified as desired and whether he or she possess personal attributes and diverse experiences that will contribute to the effective functioning of the Board as a whole. In addition, characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board.
In the past three years, we have added four new directors, including Rich Williams, our Chief Executive Officer, and three independent directors, bringing significant strategic, operational, advertising and consumer marketing experience as well as additional gender diversity to our Board.
The Nominating Committee assesses the effectiveness of its efforts to maintain an effective Board through the Board self-evaluation process and in the course of its regular responsibilities, which include annually:

•	reporting to our Board on the performance and effectiveness of the Board,

•	presenting to our Board individuals recommended for election to the Board at the annual stockholders meeting, and

•	obtaining or performing an assessment of the Committee’s own performance.
The Nominating Committee will consider stockholders’ recommendations for candidates for the Board using the same criteria described above. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of Company stock should be sent to the attention of Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. A stockholder who wishes to formally nominate a candidate must follow the procedures described in Section 2.4 of our Bylaws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the SEC. Our Audit Committee operates under a written related party transaction policy pursuant to which all related party transactions are reviewed for potential conflicts of interest. In addition, our Code of Conduct requires that our directors and executive officers avoid situations where there will be an actual or perceived conflict of interest, and our Nominating Committee reviews potential conflicts of interest of directors. In the ordinary course of our business, we have entered into the transaction described below with certain of our directors and executive officers. Pursuant to our related party transaction policy, this transaction was approved by our Audit Committee.
On December 28, 2016, we entered into a sublease for portions of our office space in Chicago, Illinois to Uptake, Inc. ("Uptake"), a Lightbank LLC ("Lightbank") portfolio company. Brad Keywell, a former director of the Company, is the chief executive officer of Uptake and was also a managing director of Lightbank until February 2017. Eric Lefkofsky, our Chairman of the Board, and Mr. Keywell co-founded and are the majority equityholders of Lightbank, a private investment firm specializing in information technology companies. The sublease was negotiated on an arm’s-length basis and is a market rate transaction on terms that the Company believes are no less favorable than would have been reached with an unrelated third party. The sublease extends through January 31, 2026 and the sublease rentals over that term total approximately $18.2 million. Pursuant to the Company’s related party transaction policy, the Company’s Audit Committee approved the sublease. For the year ended December 31, 2017, the Company recognized $1.9 million in income from the sublease.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers who request it using information obtained from them and from Groupon’s records. We believe that all applicable Section 16(a) filing requirements were timely met during fiscal year 2017, except that the Form 3 related to the election of Joseph Levin as a director was inadvertently filed late on April 24, 2017.
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 20, 2018 for:

•	each person who we know beneficially owns 5% or more of our outstanding capital stock;

•	each of our directors and director nominees;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 564,108,305 shares of common stock outstanding at April 20, 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding (i) shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 20, 2018, (ii) RSUs held by that person that will vest within 60 days of April 20, 2018 and (iii) shares of common stock underlying the Company’s 3.25% Senior Convertible Notes due 2022 (the “Notes”), which are convertible at any time into shares of common stock, cash, or a combination thereof, at the Company’s option. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an “*.” Total percentages in the table below may not add due to rounding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Approximate Percentage of Common Stock (1)
		%
Officers and Directors
Eric Lefkofsky (1)	88,962,962	15.8%
Rich Williams (2)	2,585,588	*
Dane Drobny (3)	563,744	*
Michael Randolfi (4)	406,642	*
Steve Krenzer	—	*
Jay Sullivan (5)	418,947	*
Michael J. Angelakis (6)	91,804	*
Peter Barris (7)	273,473	*
Robert Bass (8)	196,542	*
Theodore Leonsis (9)	1,631,928	*
Joseph Levin (10)	65,584
Deborah Wahl (11)	14,124
Ann Ziegler (12)	131,437	*
All executive officers and directors as a group (14 persons) (13)	95,613,138	16.9%
5% Stockholders or Greater Stockholders (other than directors and executive officers)
FMR LLC (14)	65,415,568	11.6%
A-G Holdings, L.P. (15)	46,296,300	8.2%
The Vanguard Group (16)	33,540,424	5.9%
Alibaba Group Holdings Ltd.(17)	32,972,000	5.8%
Bradley Keywell (18)	30,934,716	5.5%

(1)
Includes 27,929,994 shares of our common stock held by Green Media, LLC, an entity owned by Eric Lefkofsky (50%) and his wife, Elizabeth Kramer Lefkofsky (50%). Mr. Lefkofsky shares voting and investment control with respect to the shares held by Green Media, LLC. Includes 25,183,765 shares of common stock that are subject to a pledge. Also includes 19,455,000 shares held by the Lefkofsky Family 2016 GRAT, of which Mr. Lefkofsky is the sole trustee, and 40,000,000 shares held by the Lefkofsky Family 2018 GRAT, of which Mr. Lefkofsky is the sole trustee. Also includes 45,577 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director. Also includes 48,701 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018. Pursuant to the terms of a Voting Agreement between the Company, A-G Holdings, L.P. (“AGH”) and Mr. Lefkofsky and certain of their respective affiliates, as amended (the “Voting Agreement”), Mr. Lefkofsky and his affiliates must vote their shares in favor of AGH’s director nominee.

(2)	Includes 140,427 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018.

(3)	Includes 11,622 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018.

(4)	Includes 69,460 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018.

(5)
Based on a Form 4 filed with the SEC on January 16, 2018 and PSUs granted to Mr. Sullivan as described in this proxy statement. Mr. Sullivan served as our Chief Product Officer until January 2018. Open market purchases or sales, if any, by Mr. Sullivan of our common stock since the date that he no longer served as our Chief Product Officer are not known by us or reported in this table.

(6)
Includes 48,701 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018. Does not include shares held by entities affiliated with AGH described in footnote 15. Mr. Angelakis is the Chairman and Chief Executive Officer of Atairos Group, Inc. (“Atairos”).

(7)
Includes 53,063 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018. Also includes 104,586 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director. Does not include 611,225 shares of common stock held by PJ Barris, LLC, in which Mr. Barris is a member but has no pecuniary interest or 187,444 shares of common stock held by PDB LLC, of which Mr. Barris is the investment advisor but has no pecuniary interest.  Mr. Barris disclaims beneficial ownership of such shares of common stock.

(8)	Includes 54,150 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018.

(9)
Includes 603,750 shares of our common stock issuable upon exercise of options that are exercisable within 60 days of April 20, 2018. Also includes 53,011 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018. Also includes 92,394 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(10)
Includes 48,701 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018. Also includes 16,883 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(11)	Includes 14,124 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018.

(12)	Includes 48,701 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018.

(13)
Includes 603,750 shares of our common stock issuable upon exercise of options that are exercisable within 60 days of April 20, 2018. Also includes 601,798 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018. Also includes 259,440 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(14)	Based on a Schedule 13G/A filed with the SEC on February 13, 2018 by FMR LLC, Abigail P. Johnson and Fidelity OTC Portfolio. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(15)
Based on a Schedule 13D/A filed with the SEC on February 14, 2018 reporting shares of our common stock beneficially owned by AGH, A-G Holdings GP, LLC (“AGGP”), Atairos, Atairos Partners, L.P. (“AP”), Atairos Partners GP, Inc. (“APGP”), and Mr. Angelakis. Mr. Angelakis is the Chairman and Chief Executive Officer of Atairos and directly or indirectly controls a majority of the voting power of APGP, which is the general partner of AP, which is the sole voting shareholder of Atairos. Atairos is the sole member of AGGP and the sole limited partner of AGH. AGGP is the general partner of AGH. AGH owns $250,000,000 aggregate principal amount of the Notes, which are convertible into cash, shares of common stock or a combination thereof at any time prior to the close of business on the scheduled trading day immediately preceding April 1, 2022, at an initial conversion rate of 185.1852 shares per $1,000 principal amount of the Notes (which represents 46,296,300 shares of common stock issuable upon conversion of the Notes if the Company elected to settle its conversion obligation solely through shares of common stock at the initial conversion rate described above). Does not include shares held by Mr. Lefkofsky and his affiliates (see footnote 1), which AGH may be deemed to beneficially own as a result of the Voting Agreement. Does not include 48,701 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 20, 2018 held by Mr. Angelakis in his capacity as director of the Company.

(16)	Based on a Form 13G/A filed with the SEC on February 9, 2018. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(17)
Based on a Schedule 13G filed with the SEC on February 14, 2017 reporting shares or our common stock owned by Des Voeux Investment Company Limited (“Des Voeux”), a wholly owned subsidiary of Alibaba Group Treasury Limited (“Alibaba Treasury”), which is a wholly owned subsidiary of Alibaba Group Holding Limited (“Alibaba Holding”). Alibaba Treasury and Alibaba Holding may be deemed to beneficially own the securities directly held by Des Voeux. The address of Alibaba Group Holdings Ltd. is c/o Alibaba Group Services Limited, 26/F, Tower One, Times Square, 1 Matheson St., Causeway Bay, K3, Hong Kong.

(18)
Based on a Schedule 13G/A filed with the SEC on February 14, 2018. Includes 30,725,038 shares of our common stock held by Rugger Ventures LLC, an entity owned by Kimberly Keywell (80%), the wife of Bradley Keywell, and Mr. Keywell’s children (20%).

BOARD OF DIRECTORS

The Board is nominating nine nominees for election. Information about the professional backgrounds, qualification and other board memberships of our nominees is set forth below.
OUR DIRECTOR NOMINEES
Rich Williams has served as our Chief Executive Officer and member of our Board since November 3, 2015. Prior to this role, Mr. Williams served as our Chief Operating Officer since June 2015 and President of North America since October 2014. He joined the Company in June 2011 as Senior Vice President of Marketing. Prior to joining Groupon, Mr. Williams served in a variety of marketing leadership roles at Amazon.com, Inc. (NASDAQ: AMZN) from January 2008 to June 2011, most recently as the Director, Paid Traffic leading global advertising. Prior to joining Amazon, he spent nearly seven years in sales and marketing leadership roles at Experian plc (LSE: EXPN), a global information services company. Mr. Williams brings to the Board his substantial experience gained from leadership positions in sales, marketing, and operations at Groupon and several publicly traded companies in the e-commerce and information services industries.
Eric Lefkofsky is a co-founder of the Company, served as the Company’s Executive Chairman from its inception through August 5, 2013, served in the Office of the Chief Executive from February 28, 2013 until August 5, 2013, served as the Company’s Chief Executive Officer from August 5, 2013 until November 3, 2015, and has served as Chairman since November 3, 2015. Mr. Lefkofsky is a co-founder of Echo Global Logistics, Inc. (NASDAQ: ECHO), a technology-enabled transportation and logistics outsourcing firm, and served on its board of directors from February 2005 to December 2012. Mr. Lefkofsky is a co-founder of InnerWorkings, Inc. (NASDAQ: INWK), a global provider of managed print and promotional solutions, and served on its board of directors from August 2008 to October 2012. Mr. Lefkofsky is also co-founder and CEO at Tempus, a technology company that has built an operating system to battle cancer. In 2008, Mr. Lefkofsky co-founded Lightbank LLC, a private investment firm specializing in information technology companies, and served as a manager until February 2017. In April 2006, Mr. Lefkofsky co-founded MediaBank, LLC (now known as Mediaocean LLC), a provider of integrated media procurement technology, and has served as a director or manager since that time. Mr. Lefkofsky is also a co-founder of Uptake, a predictive analytics platform. Mr. Lefkofsky serves on the board of directors of Children’s Memorial Hospital, the board of trustees of the Steppenwolf Theatre, the board of trustees of the Art Institute of Chicago and the board of trustees of the Museum of Science and Industry, Chicago. Mr. Lefkofsky also serves on the board of directors of World Business Chicago. Mr. Lefkofsky is an Adjunct Professor at the University of Chicago Booth School of Business. Mr. Lefkofsky brings to the Board an in-depth knowledge and understanding of the Company’s business and operations, as one of its founders and former Chief Executive Officer, as well as expertise gained through his experience as an entrepreneur and innovator in the technology industry.
Theodore Leonsis has served on our Board since June 2009, as Vice Chairman from April 2011 until August 2013, as co-Chief Executive from February 28, 2013 until August 5, 2013, as Chairman of the Board from August 5, 2013 until November 3, 2015, and as the Company's Lead Independent Director since November 3, 2015. Since 1999, Mr. Leonsis has served as the Chairman and Chief Executive Officer of Monumental Sports & Entertainment, LLC, a sports and entertainment company that owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics and the Verizon Center in Washington, D.C. Mr. Leonsis also served as a Vice Chairman Emeritus of AOL LLC, a global Web company. Mr. Leonsis held a number of other executive positions with AOL from September 1994 to December 2006, most recently as Vice Chairman and President, AOL Audience Business. Mr. Leonsis co-founded Revolution Growth Fund II, a private investment firm in November 2011, and has served as a partner of the fund since that time. Mr. Leonsis has served as a director of American Express Co. (NYSE: AXP) since July 2010, was a director of Rosetta Stone Ltd. (NYSE: RST) from December 2009 through May 2013. Mr. Leonsis also serves on the board of directors of several private Internet and technology companies, as well as several charitable organizations. Mr. Leonsis brings to the Board his experience in digital businesses, his innovative approaches, his expertise in identifying business opportunities and driving new strategies based on changing technologies, social media and the Internet.

Michael Angelakis has served on our Board since April 2016.  Mr. Angelakis has served as the Chairman and Chief Executive Officer of Atairos Management, L.P. since August 2015. Mr. Angelakis also serves as a senior advisor to the Executive Management Committee of Comcast Corporation (NASDAQ: CMCSA), a national provider of video, high-speed Internet and voice services, where, prior to founding Atairos, he served as the company’s Vice Chairman and Chief Financial Officer since 2007.  Prior to joining Comcast, Mr. Angelakis served as Managing Director and a member of the Management and Investment Committees of Providence Equity Partners, a private equity firm investing in technology, media and communications companies. Prior to joining Providence Equity, Mr. Angelakis was the Chief Executive Officer of State Cable TV Corporation and Aurora Telecommunications and a Vice President at Manufacturers Hanover Trust Company. Mr. Angelakis serves on the board of directors of Hewlett Packard Enterprise Company (NYSE: HPE), and TriNet Group, Inc. (NYSE: TNET). Mr. Angelakis also served on the board of directors of Duke Energy Corporation (NYSE: DUK) from October 2015 until August 2017. Mr. Angelakis also serves on the board of directors of several private communications and technology companies. Mr. Angelakis also was previously the Chairman of the Board for the Federal Reserve Bank of Philadelphia and a trustee of Babson College.  Mr. Angelakis was elected as a director of Groupon pursuant to the terms of an Investment Agreement, dated as of April 3, 2016, between Groupon and A-G Holdings, L.P., an affiliate of Atairos.  Mr. Angelakis brings to the Board extensive investment, financial and managerial experience and leadership gained through his senior management roles in the media and telecommunications industries, including as the chief financial officer of a public company, as well as experience as a director of other public companies.
Peter Barris has served on our Board since January 2008. Mr. Barris was originally appointed to the Board pursuant to a general voting agreement, which terminated as a result of our initial public offering. From 1999 through 2017, Mr. Barris was the Managing General Partner of New Enterprise Associates and since 2017 he has been the Chairman and General Partner, where he specializes in information technology investing. Mr. Barris is a vice chairman of the board of trustees of Northwestern University. Mr. Barris brings to the Board a sophisticated knowledge of information technology companies that includes investments in over twenty-five information technology companies that have completed public offerings or successful mergers as well as experience serving as a director of several public companies.

Robert Bass has served on our Board since June 2012. He served as a vice chairman of Deloitte & Touche LLP from 2006 through June 2012, and was a partner in Deloitte from 1982 through June 2012, where he specialized in e-commerce, mergers and acquisitions, SEC filings and related issues. At Deloitte, Mr. Bass was responsible for all services provided to Forstmann Little and its portfolio companies and was the advisory partner for Blackstone, DIRECTV, 24 Hour Fitness, McKesson, IMG and CSC. In addition, he has been an advisory partner for RR Donnelley, Automatic Data Processing, Community Health Systems, and Avis Budget. Mr. Bass has served on the board of directors of Sims Metal Management (ASX: SGM.AX) and as a member of the risk and audit committee since September 2013, including as chairman of the risk and audit committee since November 2014, the board of directors and as a member of the audit committee of Apex Tool Group, LLC since December 2014, including as chairman of the audit committee since April 2015, the board of directors and as chairman of the audit committee of New Page Corporation from January 2013 (emergence from chapter XI) to January 2015 (sale of the company), and the board of directors and as chairman of the audit committee of Redfin Corporation (NASDAQ: RDFN) since October 2016. Mr. Bass is a certified public accountant licensed in New York and Connecticut. He is a member of the American Institute of Certified Public Accountants and the Connecticut State Society of Certified Public Accountants. Mr. Bass brings to the Board a wealth of experience and knowledge of public company financial reporting and accounting, including with respect to companies in the e-commerce sector, and his experience at the highest levels of a Big Four accounting firm is an invaluable resource to the Board in its oversight of the Company’s SEC filings.
Joseph Levin has served on our Board since March 2017. Mr. Levin has served as the Chief Executive Officer and as a director of IAC/InteractiveCorp (NASDAQ: IAC) since June 2015. He was previously Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary. Prior to his appointment at Mindspark in November 2009, Mr. Levin served as Senior Vice President, Mergers & Acquisitions and Finance for IAC, and has held various roles within IAC since joining the company in 2003. Prior to joining IAC, Mr. Levin worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse). Mr. Levin serves as chairman of the Board of Match Group Inc. (NASDAQ: MTCH) and ANGI Homeservices Inc. (NASDAQ: ANGI), both of which are majority-owned by IAC. During the previous five years, Mr. Levin also served on the Board of LendingTree, Inc. (now Tree.com)(NASDAQ: TREE) and The Active Network (NYSE: ACTV). Mr. Levin also currently serves on the Undergraduate Executive Board of Wharton School. Mr. Levin brings to the Board substantial e-commerce and technology industry experience, including as the Chief Executive Officer of a public company, as well as experience as a director of other public companies.
Deborah Wahl has served on our Board since October 2017. Ms. Wahl has served as the Chief Marketing Officer of Cadillac, a brand of General Motors Company (NYSE: GM), since March 2018. Ms. Wahl previously served as the Chief Marketing Officer of McDonald’s Corporation (NYSE: MCD) from March 2014 until May 2017 and, prior to that, as the Chief Marketing Officer of PulteGroup, Inc. (NYSE: PHM) from August 2009 until February 2014. Prior to joining PulteGroup, she spent over 10 years in marketing leadership roles at Chrysler LLC, Toyota Motor Corporation (NYSE: TM), and Ford Motor Company (NYSE: F). Ms. Wahl also serves on the board of directors of a private computer software company and as vice chair of the Association of National Advertisers. Ms. Wahl brings to the Board her substantial experience gained from leadership positions in marketing at several publicly traded companies.
Ann Ziegler has served on our Board since June 2014. Ms. Ziegler served as Senior Vice President and Chief Financial Officer of CDW Corp. (“CDW”) (NASDAQ: CDW) from April 2008 through December 2017. Prior to joining CDW, Ms. Ziegler spent 15 years at Sara Lee Corporation (“Sara Lee”), a global consumer goods company, in a number of executive roles including finance, mergers and acquisitions, strategy and general management positions in both U.S. and international businesses. Most recently, from 2005 until April 2008, Ms. Ziegler served as Chief Financial Officer and Senior Vice President of Administration for Sara Lee Food and Beverage. Prior to joining Sara Lee, Ms. Ziegler was a corporate attorney at Skadden, Arps, Slate, Meagher & Flom. Ms. Ziegler has served on the board of directors of Hanesbrands, Inc. (NYSE: HBI) since 2009, Wolters Kluwer N.V. (AEX: WKL) since April 2017, and US Foods Holding Corp. (NYSE: USFD) since November 2017 and as a member of its audit committee since January 2018. Ms. Ziegler brings to the Board substantial experience in the consumer goods and technology industries, as well as her experience as the Chief Financial Officer of a publicly traded company.

DIRECTOR NOMINEE QUALIFICATIONS AND EXPERIENCE

The chart below identifies the balance of skills and qualifications each director nominee brings to the Board. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide effective oversight and strategic advice to our management.

	Technology/ E-Commerce	Marketing/Advertising	Public Company CEO/CFO Experience	International Experience	Mergers & Acquisitions	Audit/Finance

Eric Lefkofsky	✓	✓	✓	✓	✓	✓
Rich Williams	✓	✓	✓	✓	✓
Ted Leonsis	✓	✓		✓	✓	✓
Michael Angelakis	✓		✓	✓	✓	✓
Peter Barris	✓			✓	✓	✓
Robert Bass	✓			✓	✓	✓
Joseph Levin	✓	✓	✓	✓	✓	✓
Deborah Wahl	✓	✓		✓
Ann Ziegler	✓		✓	✓	✓	✓

MEETINGS AND MEETING ATTENDANCE
Our Board holds regularly scheduled quarterly meetings and also holds special meetings or acts by unanimous written consent as necessary. Our Board met five times during 2017.
All of our directors attended 75% or more of the aggregate of all Board meetings and meetings of the committees on which they served during the last fiscal year, including all persons who served as director during a portion of 2017. We do not maintain a formal policy regarding director attendance at stockholder meetings. Two of our directors attended the 2017 Annual Meeting.
BOARD COMMITTEES
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each committee operates pursuant to a written charter and is comprised entirely of independent directors. The table below provides membership for each of the Board committees:

Director	Audit	Compensation (1)	Nominating (2)
Ted Leonsis			Chair
Michael Angelakis	Member
Peter Barris		Chair
Robert Bass	Chair	Member
Joseph Levin		Member
Deborah Wahl			Member
Ann Ziegler	Member		Member

(1)	Effective following the annual meeting in June 2017, Mr. Keywell rotated off of the Compensation Committee, and Mr. Levin joined the Compensation Committee.

(2)    On October 31, 2017, Mr. Keywell and Mr. Housenbold resigned as directors of the Company, and Ms. Wahl was elected and filled the vacancy on the Nominating Committee created by Mr. Housenbold's resignation.

Below is a description of each standing committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.
Audit Committee
The Audit Committee assists our Board in overseeing the quality and integrity of our accounting, auditing and reporting practices. The Committee’s role includes:

•	overseeing the work of our accounting function and internal controls over financial reporting;

•	overseeing internal audit processes;

•
inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks; and

•	reviewing compliance with significant applicable legal and regulatory requirements.
The Audit Committee is responsible for the appointment, compensation, retention, review and oversight of the independent registered public accounting firm engaged to issue audit reports on our consolidated financial statements and internal control over financial reporting. The Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The Audit Committee Charter describes the Committee’s specific responsibilities. The Board has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee and is an “audit committee financial expert” as defined by SEC rules.
The Audit Committee met nine times in 2017.
Compensation Committee
The primary responsibilities of the Compensation Committee are to:

•	assist our Board in establishing the annual goals and objectives relevant to the compensation of the CEO;

•	make recommendations to the independent members of our Board regarding the compensation of the CEO;

•	oversee an evaluation of the performance of the Company’s other executive officers and approve their compensation;

•	oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices;

•	oversee plans for executive officer development and succession;

•	oversee administration of our equity and incentive plans, policies, practices, and programs; and

•	authorize grants of equity compensation awards under our stock plan.

The Committee may delegate to the CEO the authority to make equity compensation grants to employees who are not executive officers.
Our CEO and senior members of our Human Resources department, including our Senior Vice President, Human Resources, are responsible for providing recommendations to the Compensation Committee regarding all aspects of our executive compensation program, other than their own compensation. To evaluate each senior officer’s overall compensation, the Compensation Committee reviews total direct and indirect compensation details prepared by management.
The Compensation Committee Charter describes the specific responsibilities and functions of the Compensation Committee. See “Compensation Discussion and Analysis” for more information about the Committee’s work.
The Compensation Committee met four times in 2017.

Nominating Committee
The principal responsibilities of the Nominating Committee are to:

•	determine and recommend the slate of director nominees for election to our Board;

•	identify and recommend candidates to fill director vacancies occurring between annual stockholder meetings;

•	review the composition of Board committees;

•	oversee compensation of directors;

•	annually evaluate the performance and effectiveness of the Board; and

•	monitor adherence to, review, and recommend changes to our Corporate Governance Guidelines.
The Committee annually reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, regarding changes to the charters. The Nominating Committee Charter describes the specific responsibilities and functions of the Committee.
The Nominating Committee met four times in 2017.
DIRECTOR COMPENSATION
We offer an annual cash and equity compensation program for our non-employee directors under our Non-Employee Directors’ Compensation Plan (a sub-plan of the 2011 Incentive Plan) (the “Director Compensation Plan”).
Components of Director Compensation
The table below provides a summary of the components of the Director Compensation Plan for 2017.

Annual Compensation Element	Cash Retainer ($)	RSU Award ($)	Total ($)
Board of Directors	75,000	150,000	225,000
Audit Committee Chairperson	6,600	13,400	20,000
Compensation Committee Chairperson	4,950	10,050	15,000
Nominating and Governance Chairperson	4,950	10,050	15,000
Under the Director Compensation Plan each non-employee director can elect to defer up to 100% of the annual cash retainer and up to 100% of the additional annual committee chair cash retainer into an award of deferred stock units. The number of deferred stock units to be awarded is determined by dividing the amount of the cash retainer to be exchanged by the fair market value of a share of common stock as of the date on which the cash retainer would otherwise have been paid. Deferred stock units are fully vested upon issuance and will be distributed following the later of (i) a non-employee director’s separation from service or (ii) the occurrence of a specified date as elected by the non-employee director in his or her deferral election form. Distributions are made in a single distribution in the form of shares.
Each non-employee director receives an annual grant of restricted stock units (“RSUs”) on the date of our annual meeting of stockholders, which vests 100% on the first anniversary of the annual meeting of the stockholders as long as the non-employee director remains on the Board on the vesting date. The number of RSUs granted is determined by dividing the dollar amount of the grant by the fair market value of a share of our common stock on the date of grant.
In the event a newly-elected or appointed non-employee director becomes an eligible participant under the Director Compensation Plan following the date of the annual meeting of stockholders but during the same calendar year as the annual meeting of stockholders, the Board may, in its sole discretion, grant such non-employee director a pro-rated RSU award with respect to his or her service during the remainder of the year.
The Company also pays or reimburses non-employee directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, Committee or Company business meetings.

2017 Director Compensation
The following table sets forth the actual compensation paid to directors under the Director Compensation Plan for the fiscal year ended December 31, 2017. Mr. Williams receives no additional compensation for his services as a director of the Company.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Michael Angelakis	75,000	150,000	—	225,000
Peter Barris	79,950	160,050	—	240,000
Robert Bass	81,600	163,400	—	245,000
Jeffrey Housenbold (4)	75,000	150000	—	225,000
Bradley Keywell (4)	75,000	150,000	—	225,000
Eric Lefkofsky	75,000	150,000	50,000 (5)	275,000
Joseph Levin (6)	56,250	150,000		206,250
Theodore Leonsis	79,950	160,050	—	240,000
Deborah Wahl (7)	—	—	—	—
Ann Ziegler	75,000	150,000	—	225,000

(1)
This column represents the amount of cash compensation earned in 2017 for Board and committee service. The following non-employee directors deferred cash compensation earned in 2017 into deferred stock units under the Director Compensation Plan and as shown in the table below.

Name	2017 Cash Fee Deferred($)	Shares in Deferred Account Attributed to 2017 Cash Fees (#)
Peter Barris	79,950	19,910
Jeffrey Housenbold	75,000	18,678
Bradley Keywell	75,000	18,678
Eric Lefkofsky	75,000	18,678
Joseph Levin	56,250	13,352
Theodore Leonsis	79,950	19,910

(2)
On June 13, 2017, we granted our non-employee directors 48,701 RSUs, the Nominating and Compensation Committee Chairmen an additional 3,263 RSUs, respectively, and our Audit Committee Chairman an additional 4,350 RSUs pursuant to the the Director Compensation Plan. 100% of the RSUs will vest on the first anniversary of the grant date. As of December 31, 2017, each non-employee director had the following aggregate number of stock awards outstanding:

Name	Number of Outstanding Stock Options	Number of Outstanding RSUs
Michael Angelakis	—	48,701
Peter Barris	—	54,163
Robert Bass	—	55,250
Eric Lefkofsky	—	48,701
Joseph Levin	—	48,701
Theodore Leonsis	603,750	54,048
Deborah Wahl	—	—
Ann Ziegler	—	51,213

(3)
Reflects the aggregate grant date fair value of RSUs granted in 2017, computed in accordance with FASB ASC Topic 718. For additional information, see Note 12 to Groupon’s audited consolidated financial statements for the year ended December 31, 2017 included in Groupon’s Annual Report on Form 10-K.

(4)
Mr. Housenbold and Mr. Keywell served as directors through October 2017. In connection with their resignations from our Board, Mr. Keywell received accelerated vesting of 51,999 RSUs, and the distribution of 98,936 deferred stock units and Mr. Housenbold received accelerated vesting of 51,842 RSUs, and the distribution of 69,162 deferred stock units.

(5)	Reflects the amount the Company paid for the cost of security services for Mr. Lefkofsky in his capacity as Chairman of our Board.

(6)	Mr. Levin joined our Board in April 2017 and received director compensation for the portion of the year for which he served as a director.

(7)
Ms. Wahl joined our Board in October 2017 but did not receive director compensation during the portion of the year for which she served as a director. On February 1, 2018, Ms. Wahl was granted a pro-rated RSU award under the Director Compensation Plan with a value of $75,000 based on the number of quarterly Board meetings between the time of her election and the Annual Meeting, converted into 14,124 RSUs based on the closing price of the Company’s common stock on the Nasdaq Global Select Market on February 1, 2018. Ms. Wahl’s RSU grant will vest on June 13, 2018, provided she remains on the Board on the vesting date.

Security
We believe the personal safety and security of the Chairman of our Board is important to the Company's business interests. Accordingly, the Company pays the cost of security services for the Chairman in an amount that the Company believes is reasonable in light of his security needs. The aggregate incremental cost of these services is reported in the "All Other Compensation" column of the "2017 Director Compensation" table above in accordance with SEC disclosure rules. We do not consider these security measures to be a personal benefit or perquisite for our Chairman, but rather a reasonable and necessary expense for the benefit of the Company.
2018 Director Compensation
The Nominating Committee annually reviews our Director Compensation Plan.  In February 2018, after reviewing benchmarking data for peer company director compensation provided by Willis Towers Watson, the Nominating Committee recommended that the Board approve changes to the Director Compensation Plan to better align with market median levels.  Based on this data, the Board increased the amount of the annual RSU award for all directors and the amount of the cash retainers for the chairpersons of the Audit and Compensation Committees. The last change to director compensation occurred in 2015. The table below describes the updated Director Compensation Plan, effective January 1, 2018.

2018 Annual Compensation Element	2018 Cash Retainer ($)	2018 RSU Award ($)	2018 Total ($)
Board of Directors	75,000	175,000	250,000
Audit Committee Chairperson	9,900	20,100	30,000
Compensation Committee Chairperson	6,600	13,400	20,000
Nominating Committee Chairperson	4,950	10,050	15,000
Director Stock Ownership Guidelines and Stock Holding Requirements

We maintain stock ownership guidelines that require each non-employee director to beneficially own Company common stock with a value equivalent to three times his or her annual cash retainer. Non-employee directors have until the later of April 1, 2021 or five years from their initial election date in which to achieve the required ownership level and must retain 50% of all net shares acquired upon the vesting of equity awards until they have satisfied the requirement. The equity components that are used to meet the director stock ownership guidelines are as follows:

•	shares owned outright and beneficially;

•	shares equal to the number of vested deferred stock units credited to the director under our Director Compensation Plan; and

•	unvested RSUs (no other unvested awards count toward compliance with the guidelines).

We measure compliance and whether our non-employee directors meet the required ownership levels annually. In 2017, our Nominating Committee approved an adjustment to the compliance measurement date for these guidelines from the annual meeting date to December 31 of each year, which we believe better aligns with the disclosure required to be included in our annual proxy statement. Our non-employee directors were in compliance with these guidelines as of December 31, 2017.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis discusses material elements of our 2017 compensation program for the following current and former executive officers (collectively, our “Named Executive Officers” or “NEOs”).

•	Rich Williams, Chief Executive Officer (“CEO”)

•	Michael Randolfi, Chief Financial Officer

•	Dane Drobny, General Counsel & Corporate Secretary

•	Steve Krenzer, Chief Operating Officer

•	Jay Sullivan, Former Chief Product Officer (until January 17, 2018)
This discussion also contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The Compensation Discussion and Analysis is organized into six sections:

•	Section 1—Executive Summary

•	Section 2—Our Compensation Philosophy

•	Section 3—Role of the Compensation Committee, Management, Compensation Consultants and Use of Market Data

•	Section 4—Elements of Executive Compensation

•	Section 5—Pay Mix and Target Opportunity

•	Section 6—Other Compensation Information

SECTION 1 - EXECUTIVE SUMMARY
Business Strategies & Highlights

We are a global leader in local commerce, making it easy for people around the world to search and discover great businesses and merchandise. Our vision is to connect local commerce, increasing consumer buying power while driving more business to merchants through price and discovery. We want Groupon to be the destination that consumers check first when they are out and about; the place they start when they are looking to buy just about anything, anywhere, anytime. We provide consumers with savings and help them discover what to do, eat, see and buy and where to travel. By bringing the brick and mortar world of local commerce onto the Internet, Groupon is helping local merchants to attract customers and sell goods and services.

In 2017, we focused on several strategic actions to drive gross profit growth.

•
Increasing our active customer base. In 2017, we continued to invest in marketing which helped us add 1.7 million active customers to our platform and bring our global customer base to 49.5 million active customers as of December 31, 2017.

•
Narrowing our focus and improving our operating efficiency. From 2015 to 2017, we reduced our global operating footprint from 47 countries to the 15 core countries that we believe have the greatest potential to favorably impact our results of operations. We realized cost benefits from this restructuring effort as well as other streamlining initiatives and reduced selling, general and administrative expense by $92.2 million, or 9.3%, in 2017 as compared to 2016.

•
Improving the customer experience. In 2017, we continued our focus on developing our mobile technology, growing our supply, and creating a frictionless experience for our customers and merchants. In the fourth quarter of 2017, over 69% of our global transactions were completed on mobile devices, and, as of December 31, 2017, over 170 million people had downloaded our mobile applications worldwide. In 2017, we also announced new commercial agreements with several third parties to make their inventory available through the Groupon platform. We also launched Groupon+, our offerings with voucherless redemption resulting in cash back directly to customers' credit cards, and a direct booking tool for health and beauty offerings.

These strategic actions contributed to strong financial performance in 2017, including:

•	Gross profit was $1.33 billion in 2017, up 4% compared with $1.28 billion in 2016.

•	Net income from continuing operations was $28.6 million in 2017, compared with a net loss from continuing operations of $166.2 million in 2016.

•
Adjusted EBITDA was $249.9 million in 2017, up 39% compared with $179.9 million in 2016. Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation to the most comparable U.S. GAAP performance measure, “Net income (loss) from continuing operations.”

We believe the execution of our strategy in 2017 has provided us with a strong foundation for future growth. In 2018, we plan to focus on the following key elements of our strategy:

•	enhance the customer experience with a mobile-first strategy;

•	establish the Company as a true platform;

•	continue to unlock our international potential; and

•	maintain a culture of operational efficiency.

Our strategy and financial results are described in more detail in our annual report, quarterly earnings releases and other filings with the SEC.
Compensation Highlights

•	In 2017, we achieved Adjusted EBITDA and gross profit performance results that exceeded the target levels under our annual performance bonus program.

•
In 2017, funding available under our annual performance bonus program was based 100% on Company performance with a maximum payout at 200% of target. The Compensation Committee may exercise only negative discretion with respect to any individual Named Executive Officer performance. This structure represents a further increase in the performance-based component of our annual performance bonus program.

•	We increased the performance share unit ("PSU") component of our equity mix to 40% of the value of our equity grants in 2017 (including the target number of future committed PSUs) from 20% in 2016.

•
In 2018, we introduced a multi-year vesting schedule for PSUs for an annual performance period to help further align our executive compensation with the long-term performance of the Company and provide retention value.

•
We continue to use a variety of metrics across our performance-based compensation program, including financial, operating, and strategic metrics, as we strive to align compensation with business performance.

SECTION 2 - OUR COMPENSATION PHILOSOPHY
Our compensation philosophy is to establish and maintain an executive compensation program that attracts proven, talented leaders who possess the skills and experience necessary to materially add to the Company’s long-term value and achieve our strategic goals, while minimizing excessive risk to the organization.
Briefly, the primary goals of our executive compensation program are as follows:

•	Recruit and retain talented and experienced individuals who are able to develop, implement and deliver on long-term value creation strategies;

•	Ensure that our compensation is reasonable and competitive with pay packages made available to executives at companies with which we compete for executive talent;

•	Provide a substantial portion of each executive’s compensation in components that are directly tied to the long-term value and growth of the Company;

•	Reward both Company and individual performance and achievement; and

•	Ensure that our pay structure does not encourage unnecessary and excessive risk taking.
The two tables below highlight certain executive compensation practices that the Compensation Committee believes support these goals and aligns the interests of our executives with long-term stockholder interests, as well as not engaging in practices because the Compensation Committee believes they do not support long-term stockholder interests:

What We Do

✓	Establish measurable goals and objectives near the beginning of the performance period for both the cash incentive plan and performance share unit plan

✓	Structure our compensation programs to avoid incentives that encourage excessive risk

✓	Review total compensation opportunity when making executive compensation decisions

✓	Establish maximum award levels under the annual performance bonus plan and PSU awards

✓	Rely on the advice of an independent compensation consultant who provides no other services to the Company

✓	Annually assess our programs against peer companies and best practices

✓	Require our executive officers to pre-clear all stock transactions (other than pursuant to approved Rule 10b5-1 trading plans) even during the open window

✓	Conduct an annual assessment of the risk associated with our compensation program

✓	Require all of our executive officers to follow our executive stock ownership and stock holding guidelines

✓	Effective for 2017, balanced use of five financial or operational metrics in our incentive programs as well as strategic goals to more broadly measure business performance

✓	Regularly engage with stockholders regarding their perspectives on executive compensation and other corporate governance matters

What We Don’t Do

×	No tax gross-ups on change in control

×	No single-trigger change in control payments

×	No re-pricing or cash buyout of out-of-the-money stock options

×	No dividends or dividend equivalents on unearned or unvested share units

×	No hedging transactions, and/or short sales involving Company stock

×	No pledging of Company stock, subject to limited exceptions, or depositing or holding Company stock in a margin account

×	No executive perquisite program

We are committed to retaining key personnel and attracting talent needed to lead the Company toward achieving our long-term strategic objectives. While we have experienced a period of substantial volatility and development in recent years in a highly competitive business and technological environment, we have remained focused on recruiting talented individuals to help us meet specific long-term financial and growth objectives. Individual compensation arrangements with executives have been influenced by a number of factors, including the following, each as of the time of the applicable hiring decision:

•	the competitive market for the position;

•	our need to fill a particular position;

•	the individual’s expertise and experience; and

•	our financial position and growth direction at the time of hiring.

In determining executive compensation levels, our Compensation Committee considered that over 97% of the shares that voted on our “say-on-pay” proposal at the 2017 Annual Meeting of Stockholders approved our executive compensation program as disclosed in our 2017 proxy statement. In light of this support, the Compensation Committee believes that our current executive compensation program has been effective in implementing our compensation philosophy and objectives. Nevertheless, the Compensation Committee recognizes that pay practices continue to evolve, and as a result, the Compensation Committee continues to refine our executive compensation practices in its ongoing effort to ensure our executive compensation supports our compensation philosophy and objectives, as well as our overall corporate goals and values. The Compensation Committee will continue to consider the results of the Company’s say-on-pay votes in their formulation of our compensation program for our executive officers. We currently provide an annual say-on-pay vote and are providing stockholders with an advisory vote on the frequency of say-on-pay votes at the Annual Meeting.

SECTION 3 - ROLE OF COMPENSATION COMMITTEE, MANAGEMENT, COMPENSATION CONSULTANTS AND USE OF MARKET DATA
Role of Compensation Committee
Our Compensation Committee is composed entirely of independent directors. The Compensation Committee approves the Company’s executive compensation philosophy and monitors the Company’s executive compensation policies, plans and programs to ensure that they are consistent with the long-term interests of the Company’s stockholders. The Compensation Committee reviews and approves compensation actions for the CEO and other Named Executive Officers.
Role of Management
Our Compensation Committee generally seeks input from our CEO and the most senior members of our Human Resources department when evaluating the performance and compensation of the other Named Executive Officers, as well as during the process of searching for and negotiating compensation packages with new senior management hires. The Compensation Committee gives considerable weight to the CEO’s evaluation of the other Named Executive Officers because of his direct knowledge of each executive officer’s performance and contributions. Our Chief Financial Officer and Chief Accounting Officer also work with the Senior Vice President, Human Resources and Senior Director, Compensation and Benefits to advise the Compensation Committee with regard to the financial and accounting implications of our compensation programs and hiring decisions. None of our Named Executive Officers participates in Compensation Committee deliberations relating to his or her own compensation.
Independent Compensation Consultant
The Compensation Committee retains Willis Towers Watson to advise the Compensation Committee on marketplace trends in executive compensation, management proposals for compensation programs and executive officer compensation decisions. Although we could retain Willis Towers Watson for discrete projects from time to time, Willis Towers Watson has not provided any other material services to Groupon (separate from consulting advice provided to the Compensation Committee). The Compensation Committee has a policy for compensation consultant independence under which any compensation consultant retained by the Compensation Committee must be independent of the Company and management. The Compensation Committee has reviewed the independence of Willis Towers Watson in light of this policy, SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that Willis Towers Watson’s work for the Compensation Committee does not raise any conflict of interest, and it is able to provide the Compensation Committee with independent advice.
The Compensation Committee retained Willis Towers Watson as its independent compensation consultant for 2017 to provide advice, recommendations, and resources to help develop and execute our overall compensation strategy. Willis Towers Watson reports directly to the Compensation Committee, and the Compensation Committee has the sole power to terminate or replace Willis Towers Watson at any time. As part of the engagement of Willis Towers Watson, the Compensation Committee directed Willis Towers Watson to work with the appropriate members of management to obtain information necessary for it to form its recommendations and evaluate management’s recommendations. Willis Towers Watson also met with the Compensation Committee during the Compensation Committee’s regular meetings and in executive session, where no members of management were present, and could meet with the Compensation Committee chair and other members of the Compensation Committee outside of the regular meetings. The Compensation Committee intends to periodically review its relationship with its compensation consultant.
Use of Market Data
Our Compensation Committee reviews our peer group and other compensation data annually to ensure that it remains appropriate for review and comparison purposes. We revised the peer group in 2017 to include additional companies with which we compete for talent and to replace companies that are no longer publicly traded due to M&A activity. In 2017, our peer group included companies in the Internet Software & Services, Internet Retail and Application Software industries whose businesses align with ours and companies with a size comparable to ours based on revenue and market capitalization. Our peer group includes companies with whom we compete for executive talent, which includes larger global companies, as well as smaller companies. The technology labor market is highly competitive for executive level talent that can provide innovative leadership while managing at a global scale across several lines of business. The Compensation Committee believes that it is necessary to consider these factors in making compensation decisions in order to attract and retain talent. Our peer group companies have median revenues of $2.2 billion and median market capitalization of $5.1 billion, which is consistent with the range for our peer group in 2016. Our peer group for 2017 is listed below: 1

Akamai Technologies Inc.	IAC/InterActiveCorp	QVC Group Inc.	Wayfair Inc.
Angie's List, Inc.	Netflix, Inc.	salesforce.com, Inc.	Yelp, Inc.
Expedia Inc.	Overstock.com Inc.	Shutterfly, Inc.	Zillow Group Inc.
GrubHub Inc.	Pandora Media, Inc.	TripAdvisor Inc.	Zynga, Inc.
HSN, Inc.	Priceline Group Inc.	Twitter, Inc.
(1)    Angie's List, Inc. and HSN, Inc. were acquired in late 2017.
We also participate in surveys of market compensation practices in our industry and broadly across all industries, and undertake specialized studies of competitive market practices using the most relevant published survey sources and public filings. When determining 2017 total direct compensation, management and Willis Towers Watson presented information to the Compensation Committee based on peer group and industry data. However, while the Compensation Committee considered this information, it did not engage in strict benchmarking to a fixed percentile. Given the unique nature of our business model, the Compensation Committee also relied heavily on the expertise of its members and on management to craft pay packages that are appropriate for our particular executives. We believe that the total direct compensation of our Named Executive Officers in 2017 was consistent with our peer group and competitive market practices. Our Compensation Committee regularly reviews the compensation and benefits of our Named Executive Officers in order to ensure that it remains competitive.

SECTION 4 – ELEMENTS OF EXECUTIVE COMPENSATION
The basic elements of our compensation program are as follows:

Pay Elements	Objective	Benefit to Stockholders
Base Salary	Provides senior officers with competitive level of fixed compensation	Competitive rates help us attract and retain talented executives

Reflects individual performance and scope of responsibilities, as well as the competitive market for executive talent

Annual Performance Bonus	Rewards executives for achieving annual company and individual goals	Focused on meeting key short-term business objectives and performance metrics

Equity-Based Awards	Provides both short-term and long-term incentives for executives to focus on stockholder value creation	Award value is based on long-term growth of Groupon's stock price

	Aligns a portion of their award to financial performance of the Company and achievement of strategic goals	Performance-based equity is focused on Company achievement of financial and strategic objectives
SECTION 5 – PAY MIX AND TARGET OPPORTUNITY
Our pay practices are focused on providing our executives with a significant amount of their compensation in the form of equity grants, which aligns our executives’ interests with those of our stockholders. The four key elements of our compensation package for Named Executive Officers are base pay, annual performance bonuses, equity-based awards, and our benefits programs. We do not use specific formulas or weightings in determining the allocation of the various pay elements; rather, each Named Executive Officer’s compensation has been individually designed to provide a combination of fixed and at-risk compensation that is tied to achievement of the Company’s short-and long-term objectives.
We intend to continue our practice of awarding RSUs and PSUs in connection with our hiring program and for ongoing grants. The actual number of PSUs that vest will depend on Company results against the pre-determined targets as approved by the Compensation Committee. The use of PSUs reaffirms our philosophy of paying for performance and aligning compensation directly to long-term value and growth of the Company. We also set annual cash bonus targets for Named Executive Officers using annual benchmarks for similar positions in our peer group.
The following charts sets forth the relative weight of 2017 compensation for our Named Executive Officers, in the aggregate. (1)

•	Total Compensation: Fixed Compensation (Salary) vs Variable Compensation (Target Bonus, RSUs and PSUs)

•	Variable Compensation: Cash (Target Bonus) vs. Equity (RSUs and PSUs)

(1)
The charts above differ from the pay mix described in the “Summary Compensation Table” in that they use base salary as of December 31, 2018 (described in the “2017 Base Salary Table” below) and 2017 target bonus (described in the “2017 Annual Performance Bonus Table” below).

In 2017, only 14% of the aggregate amount of Named Executive Officer target direct compensation was fixed compensation in the form of base salary. The remaining 86% of aggregate Named Executive Officer target direct compensation was variable compensation in the form of annual performance bonuses (tied to Company performance) and RSUs and PSUs (tied to enhancing short-term and long-term stockholder value). This allocation is intended to encourage focus on the long-term growth of the Company. In addition, in 2017, 12% of the aggregate amount of target performance based compensation payable to our Named Executive Officers was in the form of annual performance bonuses and the remaining 88% is in the form of RSUs with multi-year vesting periods and PSUs. This allocation is intended to encourage focus on both the short-term (one year annual) and long-term growth of the Company.

Base Salary

We offer reasonable base salaries that are intended to provide a level of stable fixed compensation to executives for performance of day-to-day services. Each Named Executive Officer’s base salary was established as the result of arm’s-length negotiation with the individual at the time of the Named Executive Officer’s employment, and is generally reviewed annually to determine whether an adjustment is warranted or required.
In determining base salaries for our Named Executive Officers, the Compensation Committee considers a number of factors, including the following:

•	The scope of the Named Executive Officer’s responsibilities, prior experience and qualifications;

•	The past individual performance of the Named Executive Officer;

•	Base salary and total compensation relative to other executives in similar positions;

•	Competitive market conditions and market data; and

•	Recommendations of the Chief Executive Officer, other than with respect to his own compensation.

The base salaries paid to our Named Executive Officers in 2017 are set forth in the “Summary Compensation Table” below. The following table shows the base salaries in effect during 2017 and effective for 2018, with any increases based on consideration of the factors listed above:

Name	2017 Base Salary ($)	2018 Base Salary ($)
Rich Williams	700,000	750,000
Michael Randolfi	500,000	500,000
Dane Drobny	450,000	450,000
Steve Krenzer (1)	625,000	625,000
Jay Sullivan (2)	450,000	450,000

(1)	Mr. Krenzer was appointed Chief Operating Officer effective October 30, 2017.

(2)	Mr. Sullivan served as our Chief Product Officer until January 17, 2018.

Annual Performance Bonus. We offer our Named Executive Officers the opportunity to earn annual performance bonuses, which are determined by the Board or the Compensation Committee in its sole discretion, based on each officer’s job performance and the Company’s financial performance. As a young and rapidly changing company, we believe that an annual performance bonus program allows the Board and Compensation Committee to retain flexibility to conserve cash while rewarding results as determined to be appropriate.

Annual Performance Bonus

2017 Annual Performance Bonus

In 2017, each of the Named Executive Officers participated in our annual performance bonus program (other than Mr. Krenzer, who was not eligible to earn an annual performance bonus for 2017 because he was not appointed as Chief Operating Officer until October 30, 2017). The payout under this program is based 100% upon Company performance, with a maximum payout at 200% of target. The Compensation Committee may exercise only negative discretion with respect to any individual Named Executive Officer performance. For 2017, the Compensation Committee approved performance-based bonus metrics and targets for the participating Named Executive Officers, which are set forth below. The overall maximum payout level for each participant was 200% of his target bonus. Any payout related to Company performance was conditioned upon the Company achieving at least one of the following threshold performance levels: (i) a minimum gross profit amount of $1.305 billion, (ii) a minimum gross billings amount of $5.865 billion, or (iii) a minimum Adjusted EBITDA amount of $200 million for 2017, which is a non-GAAP performance measure (defined below).

The performance metrics applicable to the annual bonus are shown in the table below:

Financial Metrics	Goal Weighting	Threshold	Target	Upper Guidance	Maximum	2017 Achievement	Performance Payout
Payout Percentage		50%	100%	115%	200%
Gross Profit (in millions)	33.3%	$1,305	$1,330	$1,351	$1,390	$1,333.9	34.3%
Gross Billings (in millions) (1)	33.3%	$5,865	$6,020	$6,115	$6,225	$5,645.9	—%
Adjusted EBITDA (in millions) (1)	33.3%	$200	$220	$240	$250	$249.9	66.5%
							100.7%

With respect to the individual performance modifier of our program, our CEO makes a recommendation to the Compensation Committee (other than for himself) and, in its discretion, the Compensation Committee determines and approves any payout to the Named Executive Officers. For 2017, the CEO recommended, and the Compensation Committee approved, a payout under the Company performance-based component of our annual performance bonus program because the Company met its minimum gross profit and Adjusted EBITDA thresholds. In addition, during 2017, the Compensation Committee considered the Company's operating and financial performance, execution of our strategic goals, and each participant’s overall individual performance, and determined to pay annual bonuses for 2017 in the amounts set forth below. The following table shows the target performance-based cash bonus targets and the performance bonuses paid to the Named Executive Officers for 2017:

Name	2017 Annual Performance Bonus Target ($)	2017 Performance Payout %	2017 Individual Performance % (1)	2017 Company Performance Bonus Paid (Total) ($)	2017 Company Bonus Paid in Cash ($)	2017 Company Bonus Paid in Shares ($)(2)
Rich Williams	700,000	100.7%	100%	704,900	700,000	4,900
Michael Randolfi	500,000	100.7%	100%	503,500	500,000	3,500
Dane Drobny	450,000	100.7%	100%	453,150	450,000	3,150
Steve Krenzer (3)	—	—	—	—	—	—
Jay Sullivan	450,000	100.7%	100%	453,150	453,150	— (4)

(1)	The Compensation Committee may exercise discretion that ranges from 0-100% with respect to individual performance.

(2)
Pursuant to the terms of our annual performance bonus program, the amount of annual performance bonus above target is payable in immediately vested RSUs. The value of the above-target performance bonus payout was converted to RSUs based on the price per share of common stock of $5.20, the closing market price of our common stock on February 13, 2018, the date on which the Compensation Committee approved such payouts. The grant date of RSUs for the above-target payouts was March 15, 2018, and such RSUs vested 100% on the grant date.

(3)	Mr. Krenzer was not eligible to receive an annual performance bonus for 2017 based on the date of his appointment as Chief Operating Officer.

(4)
Mr. Sullivan served as our Chief Product Officer until January 17, 2018. In consideration for his employment during the performance period, the Compensation Committee approved payment of his 2017 bonus. The above-target portion of Mr. Sullivan’s bonus was paid in cash instead of immediately vested RSUs.

For purposes of the Company performance-based bonus calculation, Adjusted EBITDA is defined as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Adjusted EBITDA is a non-GAAP measure that we present to aid investors in understanding our financial results. In addition, it is a key measure used by our management and Board to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital. See Appendix A for a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, “Net income (loss) from continuing operations.”

2018 Annual Performance Bonus
In February 2018, in connection with its annual compensation review process, the Compensation Committee approved the following target annual performance bonus amounts for our Named Executive Officers (other than Mr. Sullivan) for 2018:

Name	2018 Annual Performance Bonus Target ($)
Rich Williams	750,000
Michael Randolfi	500,000
Dane Drobny	450,000
Steve Krenzer	625,000
Funding of the payout under the 2018 annual performance bonus program can range from 0% to 150% of the target bonus amount (or 0% to 200% for Mr. Krenzer in accordance with his offer letter) (as compared with a range of 0% to 200% of the target bonus amount in 2017) and is 100% based upon the Company’s achievement of certain levels of Adjusted EBITDA and gross profit.

The payout for an individual may be reduced based on the Compensation Committee’s determination of the individual performance modifier.
Equity-Based Awards
RSUs
2017 RSUs. Our practice, as a rapidly expanding and evolving company, has been to grant equity awards in the form of RSUs to our executive officers, as we believe that this is an effective means to align the interests of the executive with our long-term growth objectives. In addition, the time vesting component of our grants encourages retention of our executives. The sizes and types of awards that have historically been granted to executive officers have not been determined based on a specific formula, but rather on a combination of the Board’s or the Compensation Committee’s discretionary judgment regarding the appropriate level of compensation for the position, the need to fill a particular position, peer group and other market compensation data, and the negotiation process with the particular individual involved. In 2017, we granted RSUs to our executives as part of our annual compensation review process, with awards typically granted in the first quarter of the year. When determining the number of RSUs to issue under both new hire and ongoing multi-year awards, we use a projected growth scenario to attempt to mitigate the risk of materially overcompensating our executives if our stock price increases significantly. The 2017 equity grants are disclosed below in the “Summary Compensation Table” and the “Grants of Plan-Based Awards for Fiscal 2017” table. The following table shows the aggregate RSUs that we granted to our Named Executive Officers in 2017:

Name	Number of Securities Underlying RSUs Granted in 2017 (#)
Rich Williams	1,224,696 (1)
Michael Randolfi	182,741 (2)
Dane Drobny	211,667 (3)
Steve Krenzer	895,032 (4)
Jay Sullivan	521,178 (5)

(1)
190,939 RSUs will vest on each of October 31, 2018 and October 31, 2019, 370,939 RSUs will vest on October 31, 2020, 280,939 RSUs will vest on October 31, 2021, and 190,940 RSUs will vest on October 31, 2022, in each case subject to Mr. Williams' continued employment with the Company through each vesting date.

(2)
57,838 RSUs will vest in equal installments quarterly beginning on June 15, 2018 and ending on March 15, 2019; and 124,903 RSUs will vest in equal installments quarterly beginning on June 15, 2019 and ending on March 15, 2020; in each case subject to Mr. Randolfi's continued employment with the Company through each vesting date.

(3)
10,000 RSUs will vest on September 15, 2017; 5,000 RSUs will vest on each of December 15, 2017 and March 15, 2018; 46,487 RSUs will vest in equal installments quarterly beginning on June 15, 2018 and ending on March 15, 2019; and 145,180 RSUs will vest in equal installments quarterly beginning on June 15, 2019 and ending on March 15, 2020; in each case subject to Mr. Drobny's continued employment with the Company through each vesting date.

(4)
298,344 RSUs will vest on October 31, 2018, and 74,586 RSUs will vest every three months over a two year period beginning on January 30, 2019, in each case subject to Mr. Krenzer's continued employment with the Company through each vesting date.

(5)	These RSUs were canceled in connection with Mr. Sullivan's termination of employment.

2018 RSUs. On February 13, 2018, in connection with its annual compensation review process, the Compensation Committee approved awards of RSUs to certain of our Named Executive Officers for 2018. The Compensation Committee approved the following awards to our Named Executive Officers (other than Mr. Sullivan) for 2018:

Name	Number of Securities Underlying Restricted Stock Units Granted in 2018 (#)
Rich Williams	815,094 (1)
Michael Randolfi	283,018 (2)
Dane Drobny	181,132 (3)
Steve Krenzer	__ (4)

(1)
The Compensation Committee has historically reviewed Mr. Williams’ compensation, including RSUs, in the last quarter of the year. Starting in 2018, to better align with the annual compensation review process for our other executives, the Compensation Committee granted RSUs to Mr. Williams in the first quarter of the year and expects that timing to continue. 163,018 RSUs will vest on October 31, 2019, and 652,076 RSUs will vest annually in equal installments beginning on October 31, 2020 and ending on October 31, 2023, in each case subject to Mr. Williams' continued employment with the Company through each vesting date.

(2)
56,603 RSUs will vest on each of March 15, 2019 and March 15, 2020; 113,208 RSUs will vest on March 15, 2021; and 56,604 RSUs will vest on March 15, 2022, in each case subject to Mr. Randolfi's continued employment with the Company through each vesting date.

(3)
36,226 RSUs will vest on each of March 15, 2019 and March 15, 2020; 72,453 RSUs will vest on March 15, 2021; and 36,227 RSUs will vest on March 15, 2022, in each case subject to Mr. Drobny's continued employment with the Company through each vesting date.

(4)	Mr. Krenzer received an award in October 2017 in connection with his appointment as Chief Operating Officer and did not receive an award as part of the 2018 annual compensation review.

PSUs
Beginning in 2016 we introduced PSUs in addition to RSUs as part of our equity incentives for our Named Executive Officers. Our Compensation Committee believes that setting a one-year performance period for PSUs is appropriate at this time due to the rapidly changing nature of our business and creates a strong connection between pay and performance. Although the performance period for the PSUs is one year, in 2018, we granted PSUs for an annual performance period that, if earned, will vest on a multi-year time-based vesting schedule to help further align our executive compensation with the long-term performance of the Company and provide retention value. Moreover, the varied performance metrics, including the strategic goals, are intended to focus performance on creating a foundation for long-term business growth. From the inception of our PSU program in 2016, due to the one-year performance period, we have made an annual commitment of target PSUs to our NEOs that included amounts that would be granted in future years. As we move to PSUs with multi-year time-based vesting as noted above, we are in the process of phasing out making PSU commitments for future years.
2017 PSUs. For 2017, in connection with its annual compensation review process, the Compensation Committee approved awards of PSUs to certain of our Named Executive Officers and approved the performance terms (described below) for the 2017 PSUs. The PSUs granted to our Named Executive Officers were able to be earned, if at all, in amounts ranging from 50% to 200% of the target award depending on the achievement in 2017 of certain levels of gross billings, free cash flow and customer growth, and the achievement of up to three strategic goals relating to card linked offer redemptions (achieved), Beauty Now bookings, and the percentage of women and under-represented minorities on our leadership team (achieved).
PSUs for 2017 were earned based on achievement of certain levels of the following performance objectives in 2017, shown in the table below:

Financial Metrics	Goal Weighting	Threshold	Target	Maximum	2017 Achievement	Performance Payout
Payout Percentage		50%	100%	200%
Gross Billings (in millions)	25%	$5,865	$6,020	$6,225	$5,646	—%
Free Cash Flow (in millions)	25%	$110	$130	$160	$80.00	—%
Customer Growth: Net Adds (in millions)	25%	2.5	3.5	4.5	1.9 (1)	—%
Strategic Goals (# met)	25%	1 goal met	2 goals met	3 goals met	2 goals met	25%
					Total weighted average	25%
(1)    Reflects net customer additions in our 15 country operating footprint.
Based on the achieved levels of the 2017 performance goals described above following completion of the performance period, the Compensation Committee approved the payout of PSUs to our Named Executive Officers for 2017 in the following amounts:

Name	Target PSUs for 2017 (#)	Number of PSUs Earned (#)
Rich Williams	141,007	35,252
Michael Randolfi	55,000	13,750
Dane Drobny	27,792	6,948
Steve Krenzer (1)	—	—
Jay Sullivan (2)	93,067	23,267

(1)	Mr. Krenzer was appointed in October 2017 and was not eligible to receive PSUs for the 2017 performance period.

(2)	Mr. Sullivan served as our Chief Product Officer for the entire 2017 performance period.

2018-2020 PSUs. Since the inception of our PSU program in 2016, we have made a commitment of target PSUs to our NEOs that would be granted in future years, due to the one-year vesting schedule and performance period.  As we move to PSUs with multi-year time-based vesting, we have phased out making PSU commitments for future years. In connection with its 2018 compensation review process, the Compensation Committee approved awards of PSUs to certain of our Named Executive Officers and, on February 14, 2018, the Compensation Committee approved the 2018 PSU performance terms described below. The PSUs granted in 2018 with a multi-year vesting period represent 40% of our 2018 annual equity incentive grants, and are in addition to PSUs committed in prior years. The table below provides the total number of target PSUs that our Named Executive Officers (other than Mr. Sullivan) are eligible to receive with respect to the 2018 to 2022 performance periods, subject to their continued service on the respective grant dates for those PSUs. We expect that the performance goals and terms for grants in future years will be established by the Compensation Committee and the corresponding awards will be granted within the first 90 days of the performance year.

All of the 2018 PSUs may be earned, if at all, in an amount ranging from 50% to 200% of the target award depending on achievement of certain levels of the following equally weighted performance objectives in 2018: number of net customers, gross profit per customer, and strategic people goals. We are using different objectives than those applicable to the 2017 PSUs to be consistent with our Company’s strategic initiatives, and to further connect our Named Executive Officers’ compensation with Company performance.

		Target PSUs With One-Year Vesting (2)
Name	Granted in 2018 with Multi-Year Vesting (1)	Granted in 2018	To be Granted in 2019	To be Granted in 2020	To be Granted in 2021	To be Granted in 2022
Richard Williams	543,396	367,195	367,432	247,293	187,293	127,293
Michael Randolfi	188,679	85,702	83,269	—	—	—
Dane Drobny	120,754	30,992	96,786	—	—	—
Steve Krenzer	—	198,894	198,894	198,894	—	—
James Sullivan	—	127,353	127,032	—	—	—

(1)
20% of PSUs will vest in the first quarter of 2019 on the date the Compensation Committee certifies the attainment of the performance measures; 20% of PSUs will vest on each of January 2, 2020, January 2, 2021, January 2, 2022, and January 2, 2023.

(2)	Target PSUs with a one-year vesting schedule represent PSUs committed in prior years for the 2018, 2019, 2020, 2021 and 2022 performance periods.

SECTION 6 – OTHER COMPENSATION
Employee Benefits Programs
Our employee benefit programs, including our 401(k) plan and health, dental, vision and short-term disability coverage programs, are designed to provide a stable array of support to our employees generally, including our Named Executive Officers, and their families. We generally do not provide perquisites to our Named Executive Officers.
Compensation Arrangements - Named Executive Officers
Rich Williams. Mr. Williams serves as our Chief Executive Officer. Mr. Williams receives an annual base salary and is eligible for an annual performance bonus targeted at 100% of his base salary. When appointed as our Chief Executive Officer, Mr. Williams also received a signing bonus of $1,000,000, paid in full on November 15, 2015, which must be repaid to the Company on a prorated basis if his employment terminates for any reason, other than without "cause" or for "good reason," on or before the four-year anniversary of the payment date. Mr. Williams is eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Williams has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in “Named Executive Officer Compensation — Potential Payments Upon Termination or Change in Control.”
Michael Randolfi. Mr. Randolfi serves as our Chief Financial Officer. Mr. Randolfi receives an annual base salary and is eligible for an annual performance bonus targeted at 100% of his base salary. Mr. Randolfi is eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Randolfi has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in "Named Executive Officer Compensation — Potential Payments Upon Termination or Change in Control."
Dane Drobny. Mr. Drobny serves as our General Counsel & Corporate Secretary. Mr. Drobny receives an annual base salary and is also eligible for an annual performance bonus targeted at 100% of his base salary. Mr. Drobny is eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Drobny has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in "Named Executive Officer Compensation — Potential Payments Upon Termination or Change in Control."
Steve Krenzer. Mr. Krenzer serves as our Chief Operating Officer. Mr. Krenzer receives an annual base salary and, for 2018, is also eligible to receive an annual performance bonus targeted at 100% of his base salary. When appointed as our Chief Operating Officer in 2017, Mr. Krenzer received an award of 895,032 RSUs of which 298,344 RSUs will vest on the one year anniversary of the grant date and 74,586 RSUs will vest every three months over a two year period beginning on January 30, 2019. In addition, Mr. Krenzer will be eligible to earn the following number of target PSUs over a three year period: (i) 198,894 PSUs in 2018, (ii) 198,894 PSUs in 2019 and (iii) 198,894 PSUs in 2020, with the actual number of PSUs earned in any period, if at all, will be determined based on the Company meeting specific performance objectives to be established by the Compensation Committee. In addition, the vesting of the RSUs and the issuance of the PSUs are subject to Mr. Krenzer’s continued employment with the Company on the applicable vesting or grant date. Mr. Krenzer also became eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Krenzer has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in "Named Executive Officer Compensation — Potential Payments Upon Termination or Change in Control."
Jay Sullivan. Mr. Sullivan served as our Chief Product Officer until January 2018. Mr. Sullivan received an annual base salary and was also eligible for an annual performance bonus targeted at 100% of his base salary. Mr. Sullivan was eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Sullivan had also entered into a severance benefit agreement with the Company, and prior to his resignation was entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in "Named Executive Officer Compensation — Potential Payments Upon Termination or Change in Control."
Pension Benefits
Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or receive post-retirement benefits.
Non-Qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans or arrangements in which our Named Executive Officers are entitled to participate.
Incentive Plans
2011 Incentive Plan
We established the 2011 Incentive Plan, effective August 17, 2011, and have amended the 2011 Incentive Plan to increase the amount of authorized shares to 150 million shares and to increase the individual award limit per year to 7.5 million shares. The purpose of the 2011 Incentive Plan is to advance the interests of the Company and its subsidiaries by providing a variety of equity-based and cash incentives designed to motivate, retain and attract employees, directors, consultants, independent contractors, agents, and other persons providing services to the Company through the acquisition of a larger personal financial interest in the Company. The 2011

Incentive Plan provides for the award of incentive stock options, non-qualified stock options, stock appreciation rights, cash incentive awards, and a variety of full value awards (including restricted stock, restricted stock units, deferred stock, deferred stock units, performance shares, and performance share units).
2010 Stock Plan
We established the 2010 Stock Plan, originally effective April 16, 2010 and most recently amended on April 1, 2011, referred to herein as the 2010 Plan. No new awards may be granted under the 2010 Plan following our initial public offering; however, awards previously granted and outstanding under the 2010 Plan remain subject to the terms of the 2010 Plan and the applicable award agreements. The purpose of the 2010 Plan is to advance the interests of the Company, and our affiliates and stockholders, by providing incentives to retain and reward participants and motivate them to contribute to our growth and profitability. The 2010 Plan provides for the award of incentive stock options, non-qualified stock options, restricted stock purchase rights, restricted stock units, and restricted stock bonuses.
2008 Stock Option Plan
We established the 2008 Stock Option Plan, originally effective January 15, 2008, referred to herein as the 2008 Plan. The 2008 Plan was frozen in December 2010; however, option awards previously granted and outstanding under the 2008 Plan remain subject to the terms of the 2008 Plan and the applicable award agreement. The purpose of the 2008 Plan is to advance the interests of the Company and our affiliates and stockholders, by providing incentives to retain and reward participants and motivate them to contribute to our growth and profitability. The 2008 Plan provided for the award of incentive stock options and non-qualified stock options.

2012 Employee Stock Purchase Plan
We established the 2012 Employee Stock Purchase Plan (referred to herein as the “Purchase Plan”) effective January 1, 2012. The Purchase Plan is intended to meet the requirements of an “employee stock purchase plan,” as defined in Section 423 of the Code. The purpose of the Purchase Plan is to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire our common shares at a specified discount from the fair market value as permitted by Section 423 of the Code. The Compensation Committee administers the Purchase Plan and the Board may amend or terminate the Purchase Plan subject to obtaining any required stockholder approval. The Board views the Purchase Plan as beneficial to the Company and its stockholders, as it more closely aligns the interests of our employees with the interests of our stockholders. The Purchase Plan was approved at our 2012 Annual Meeting as required by the terms of Section 423 of the Code.
401(k) Plan
Our 401(k) plan, in which all employees are generally eligible to participate, allows participants to defer amounts of their annual compensation before taxes, up to the maximum amount specified by the Code, which was $18,500 per person for calendar year 2017, and permits participants who turned age 50 by the end of the taxable year to elect to defer an additional catch-up contribution of $6,000 to the 401(k) plan during the year. Elective deferrals are immediately vested and non-forfeitable upon contribution by the employee. Starting on January 1, 2018, the Company matches 50% of the first 6% of eligible compensation deferred to the plan, which vests on a three-year graded vesting schedule.
Post-Employment Compensation
Messrs. Williams, Randolfi, Drobny, and Krenzer are each party to, and Mr. Sullivan was (prior to his resignation) party to, severance benefits agreements with Groupon, which set forth the terms and conditions of their employment, including post-employment arrangements. These agreements provide for certain benefits in the event of the Named Executive Officer's termination of employment under specified circumstances or upon a change in control. We believe that our extension of these post-employment and change in control benefits is necessary in order to remain competitive with market practice. The material terms of these post-employment arrangements are set forth in "Named Executive Officer Compensation — Potential Payments Upon Termination or Change in Control" for all Named Executive Officers other than Mr. Sullivan, and "Named Executive Officer Compensation — Resignation of Former Executive Officers" for Mr. Sullivan, whose employment terminated in January 2018.

Hedging and Pledging Policy
Our directors and executive officers are prohibited from hedging their ownership of Company stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt. They are also prohibited from pledging their stock as collateral for a loan and from holding their stock as collateral in a margin account. Exceptions to the pledging prohibition may be granted by the Company’s General Counsel and Chief Financial Officer (or, in certain cases, the Chairman of the Board or Chairman of the Audit Committee) if the requesting person demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Officer Stock Ownership Guidelines and Stock Holding Requirements

In 2016, we adopted stock ownership guidelines applicable to certain of our officers, including our Named Executive Officers. This program is designed to further strengthen alignment between the interests of our officers and our stockholders and currently provides as follows:

•
Each officer is required to beneficially own Company common stock with a value equivalent to (i) for the CEO, four times his base salary, or (ii) for all other officers, two times their respective base salaries. Officers must achieve the applicable required ownership level within five years of becoming subject to the guidelines.

•	Shares owned outright and beneficially may be used to comply with the guidelines. Generally, unvested awards (other than unvested RSUs) do not count toward compliance.

•	Until an officer satisfies the requirement, he or she must retain 50% of the net shares acquired upon the vesting of equity awards.

We measure compliance and whether our officers meet the required ownership levels annually. In 2016, we measured compliance with the required ownership levels at the time of our annual meeting of stockholders. In 2017, our Compensation Committee approved an adjustment to the compliance measurement date for these guidelines from the annual meeting date to December 31 of each year, which we believe better aligns with the disclosure required to be included in our annual proxy statement. Our officers were in compliance with these guidelines as of December 31, 2017.
Effect of Accounting and Tax Treatment on Compensation Decisions
Accounting Treatment. We recognize a charge to earnings for equity awards, which is generally recognized on a straight-line basis over the service period during which the awards are expected to vest. We expect that our Compensation Committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution when deciding on amounts and terms of equity grants.
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the amount that we may deduct from our federal income taxes for compensation paid to our certain of our executive officers to $1 million per executive officer per year. Historically, compensation that qualifies as “performance-based compensation” under Code Section 162(m) could be excluded from this $1 million limit, but this exception has now generally been repealed, effective for taxable years beginning after December 31, 2017. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, the Board and the Compensation Committee believe that we should not be constrained by the requirements of Code Section 162(m) where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Board and the Compensation Committee have not adopted a policy that would require that all compensation be deductible. We intend to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

Taxation of Parachute Payments and Deferred Compensation. We do not provide and have no obligation to provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Our 2011 Incentive Plan and our 2010 Plan permit a participant to elect, in his or her discretion, to reduce a payment or acceleration of vesting under the applicable plan to the extent necessary to avoid the imposition of an excise tax under Sections 280G and 4999. Section 409A of the Code also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Code Section 409A. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Code Section 409A. Further, our 2011 Incentive Plan and our 2010 Plan provide that the Board may amend the terms of each plan or any award agreement to the extent necessary to comply with or effectuate an exemption from the requirements of Code Section 409A.

NAMED EXECUTIVE OFFICER COMPENSATION
2017 SUMMARY COMPENSATION TABLE
The following Summary Compensation Table for Fiscal Years 2017, 2016, and 2015 contains compensation information for our Named Executive Officers: (i) Mr. Williams, who has served as Chief Executive Officer since November 3, 2015; (ii) Mr. Randolfi, who has served as Chief Financial Officer since April 29, 2016; and (iii) Messrs. Drobny, Krenzer, and Sullivan, who were our other three most highly compensated executive officers serving as of December 31, 2017. No compensation information is provided for 2016 or 2015 for Mr. Krenzer (who became a Named Executive Officer in 2017) or for 2015 for Messrs. Randolfi and Sullivan (who each became Named Executive Officers in 2016).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Rich Williams	2017	700,000	—	6,374,806	704,900	2,160	7,781,866
Chief Executive Officer	2016	700,000	140,000	6,593,680	694,421	2,160	8,130,261
	2015	493,304	1,135,000	10,781,333	—	27,160	12,436,797

Michael Randolfi	2017	482,945	—	898,661	503,500	2,160	1,887,266
Chief Financial Officer	2016	277,913	258,452	3,494,618	289,931	8,938	4,329,852

Dane Drobny	2017	436,356	—	905,155	453,150	2,160	1,796,821
General Counsel & Corporate	2016	390,000	78,000	910,293	386,892	2,160	1,767,345
Secretary	2015	386,425	385,000	281,600	—	2,160	1,055,185

Steve Krenzer	2017	106,164	—	4,269,303	—	275,807	4,651,274
Chief Operating Officer

Jay Sullivan	2017	438,630	—	2,321,846	453,150	1,250	3,214,876
Chief Product Officer	2016	400,000	50,000	872,733	248,007	200	1,570,940

(1)
Amounts disclosed in this column relate to grants of RSUs and PSUs made under our 2011 Incentive Plan. With respect to each RSU and PSU grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718, and does not reflect amounts actually paid to, or realized by, the Named Executive Officers in 2017, 2016 or 2015. For additional information, see Note 12 to the Company's audited consolidated financial statements for the year ended December 31, 2017, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017. Assuming achievement of the highest level of the performance conditions, the aggregate grant date fair value of the PSUs for 2017 would be as follows: Mr. Williams - $1,066,013; Mr. Randolfi - $415,800; Mr. Drobny - $210,108; Mr. Sullivan - $703,587. Mr. Krenzer did not receive a PSU grant in 2017. For further information on the RSU and PSU grants made in 2017, see the "Grants of Plan-Based Awards in 2017" table below.

(2)
Amounts disclosed in this column for 2017 reflect cash and equity amounts paid under our annual performance bonus program. Under the terms of our annual performance bonus program, the value of the above-target performance bonus payouts for Messrs. Williams, Randolfi and Drobny were converted to fully vested RSUs based on the price per share of common stock of $5.20, the closing market price of our common stock on February 13, 2018, the date on which the Compensation Committee approved such payouts. For further information, see the section entitled "Compensation Discussion & Analysis— Annual Performance Bonus Program" above.

(3)
Amounts disclosed in this column for 2017 include amounts paid by the Company for executive parking expenses and payments to Mr. Krenzer under his consulting agreement with the Company that pre-dated his employment as our Chief Operating Officer on October 30, 2017.

GRANTS OF PLAN-BASED AWARDS IN 2017
The following table sets forth information regarding grants of awards made to our Named Executive Officers during 2017. We did not grant any option awards during 2017.

Name (a)	Award Type(b)	Grant Date (c)	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (1)			Number of Securities Underlying Restricted Stock Units (#)(j)	Grant Date Fair Value of Stock Awards ($)(2)(k)
			Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)
Rich Williams	Annual Performance Bonus		350,000	700,000	1,400,000
	RSU	10/31/2017							1,224,696	5,841,800
	PSU	02/14/2017				70,503	141,007	282,014		533,006
Michael Randolfi	Annual Performance Bonus		250,000	500,000	1,000,000
	RSU	02/14/2017							182,741	690,761
	PSU	02/14/2017				27,500	55,000	110,000		207,900
Dane Drobny	Annual Performance Bonus		225,000	450,000	900,000
	RSU	02/14/2017							211,667	800,101
	PSU	02/14/2017				13,896	27,792	55,584		105,054
Steve Krenzer	Annual Performance Bonus		—	—	—
	RSU (3)	10/31/2017							895,032	4,269,303
	PSU	—				—	—	—		—
Jay Sullivan	Annual Performance Bonus		225,000	450,000	900,000
	RSU	02/14/2017							521,178	1,970,053
	PSU	02/14/2017				46,533	93,067	186,134		351,793

(1)
Reflects the potential number of PSUs which may be earned for performance at the threshold, target and maximum levels, respectively. These awards vested to the extent that the Company achieved certain performance measures over the one-year period beginning on January 1, 2017. See, "Compensation Discussion and Analysis — Section 5 — Pay Mix and Target Opportunity — Equity-Based Awards — PSUs" for more information on the terms of the PSUs.

(2)
Reflects grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, see Note 12 to the Company's audited consolidated financial statements for the year ended December 31, 2017, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	Reflects the award of RSUs under the 2011 Incentive Plan in connection with Mr. Krenzer’s acceptance of the Chief Operating Officer position.

OUTSTANDING EQUITY AWARDS AT 2017 YEAR-END
The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2017. There were no outstanding stock options held by our Named Executive Officers as of December 31, 2017. See “Potential Payments on Termination or Change-in-Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Rich Williams	11/03/2015 (2)	1,050,149	5,355,760
	10/25/2016 (3)	707,827	3,609,918
	10/31/2017 (4)	1,224,696	6,245,950
Michael Randolfi	04/25/2016 (5)	298,572	1,522,717
	02/14/2017 (6)	182,741	931,979
Dane Drobny	07/07/2014 (7)	160,782	819,988
	05/04/2015 (8)	40,000	204,000
	02/14/2017 (9)	196,667	1,003,002
Steve Krenzer	10/31/2017 (10)	895,032	4,564,663
Jay Sullivan	02/10/2015 (11)	46,834	238,853
	02/14/2017 (11)	416,478	2,124,038

(1)
Reflects the market value of outstanding RSUs and PSUs, based on the price per share of common stock of $5.10, the closing market price on December 29, 2017. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers.

(2)
RSUs vest according to the following schedule: 140,427 will vest on the last day of each calendar quarter over a one-year period beginning on March 31, 2018; and 122,110 will vest on the last day of each calendar quarter over a nine month period beginning on March 31, 2019 with 122,111 vesting on December 31, 2019, subject to Mr. Williams' continued employment with the Company through each vesting date.

(3)
RSUs vest according to the following schedule: 298,675 vested on March 15, 2018; 232,109 will vest on March 15, 2019; and 177,043 will vest on March 15, 2020, in each case subject to Mr. Williams' continued employment with the Company through each vesting date.

(4)
RSUs vest according to the following schedule: 190,939 will vest on each of October 31, 2018 and October 31, 2019, 370,939 will vest on October 31, 2020, 280,939 will vest on October 31, 2021, and 190,940 will vest on October 31, 2022, in each case subject to Mr. Williams' continued employment with the Company through each vesting date.

(5)
RSUs vest according to the following schedule: 110,000 will vest quarterly in two equal installments beginning on January 25, 2018, and 188,572 will vest quarterly in four equal installments beginning on July 25, 2018, in each case subject to Mr. Randolfi's continued employment with the Company through each vesting date.

(6)
RSUs vest according to the following schedule: 57,838 will vest in equal installments quarterly beginning on June 15, 2018 and ending on March 15, 2019; and 124,903 will vest in equal installments quarterly beginning on June 15, 2019 and ending on March 15, 2020; in each case subject to Mr. Randolfi's continued employment with the Company through each vesting date.

(7)	RSUs vest according to the following schedule: in equal installments quarterly, through July 7, 2018, subject to Mr. Drobny's continued employment with the Company through each vesting date.

(8)	RSUs vest according to the following schedule: 100% vested on January 1, 2018.

(9)
RSUs vest according to the following schedule: 5,000 vested on March 15, 2018; 46,487 will vest in equal installments quarterly beginning on June 15, 2018 and ending on March 15, 2019; and 145,180 will vest in equal installments quarterly beginning on June 15, 2019 and ending on March 15, 2020; in each case subject to Mr. Drobny's continued employment with the Company through each vesting date.

(10)
RSUs vest according to the following schedule: 298,344 will vest on October 31, 2018, and 74,586 will vest every three months over a two year period beginning on January 30, 2019, in each case subject to Mr. Krenzer's continued employment with the Company through each vesting date.

(11)	46,834 RSUs vested on January 12, 2018, and the remainder were canceled when Mr. Sullivan resigned from his role as Chief Product Officer.
OPTION EXERCISES AND STOCK VESTED IN 2017
The following table sets forth the number of shares of common stock acquired during 2017 by our Named Executive Officers upon the vesting of RSUs and PSUs and the value realized upon such vesting. No stock options were exercised in 2017.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Rich Williams	1,339,121	5,830,435
Michael Randolfi	490,670	1,935,568
Dane Drobny	320,776	1,316,682
Steve Krenzer	—	—
Jay Sullivan	324,403	1,358,629

(1)
Reflects the aggregate number of shares of common stock underlying the RSUs that vested in 2017 and the aggregate number of shares of common stock underlying the PSUs that vested in 2017. Of the amount shown for Mr. Williams, 605,504 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Randolfi, 201,653 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Drobny, 134,684 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Sullivan, 143,968 shares of common stock were withheld to pay taxes due in connection with the vesting.

(2)
Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NASDAQ of a share of common stock on the date of vesting, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amount shown for Mr. Williams, $3,181,131.87 represents net proceeds to Mr. Williams. Of the amount shown for Mr. Randolfi, $1,137,312 represents net proceeds to Mr. Randolfi. Of the amount shown for Mr. Drobny, $757,332.48 represents net proceeds to Mr. Drobny. Of the amount shown for Mr. Sullivan, $746,022 represents net proceeds to Mr. Sullivan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Benefit Agreements
Each of our Named Executive Officers is party to a severance benefit agreement (a “Severance Agreement”) with the Company. In 2017, the Company reviewed the terms of, and the competitiveness of the level of benefits in, the Severance Agreements, and entered into an updated form of Severance Agreement with each of the Named Executive Officers.
Under the terms of the Severance Agreements, upon a termination of a Named Executive Officer’s employment by the Company without cause, or upon a termination of his employment for good reason (a “Qualifying Termination”) that is not a CIC Termination (as defined below), such individual is eligible to receive (a) a lump sum payment in an amount equal to 12 months of such individual's annual base salary, (b) to the extent such individual is enrolled in COBRA continuation coverage under the Company's group health plan on the date such payment is made, an additional lump sum payment equal to 12 times the monthly COBRA premium for such coverage, (c) accelerated vesting of such individual's time-based equity awards scheduled to vest over the 12 month period beginning on the date of termination of employment and (d) vesting of such individual’s performance-based equity awards for the annual performance period in which the date of termination of employment occurs based on actual performance for the full performance period.
Upon a Qualifying Termination occurring within six months prior to, or 12 months following, a change in control (a “CIC Termination”), each Named Executive Officer is eligible to receive (a) a lump sum payment in an amount equal to 12 months of such individual's annual base salary, (b) to the extent such individual is enrolled in COBRA continuation coverage under the Company's group health plan on the date such payment is made, an additional lump sum payment equal to 12 times the monthly COBRA premium for such coverage, (c) a lump sum payment in an amount equal to the pro-rated portion of his target annual cash incentive award, based on the number of days served during the year of termination, and (d) full vesting of his then-outstanding equity awards, with any performance-based equity awards deemed earned at target.
Each Named Executive Officer is also subject to non-competition and non-solicitation restrictive covenants for a period of 18 months following the termination of their employment for any reason. To receive any payments or benefits under the Severance Agreements, each Named Executive Officer must sign, and allow to become effective within 45 days following his termination, a release of claims in substantially the form attached to the Severance Agreements. The terms “cause,” “good reason” and “change in control” are defined in the applicable Severance Agreements.
The Named Executive Officers are not eligible to receive any “single-trigger” payments solely as a result of the occurrence of a change in control under the Severance Agreements or otherwise.

Summary of Potential Benefits
The following table shows the payments and benefits potentially payable to each of our Named Executive Officers other than Mr. Sullivan (who served as our Chief Product Officer until January 17, 2018) upon a change in control, CIC Termination or Qualifying Termination (other than a CIC Termination). The employment of the Named Executive Officers listed below did not actually terminate on December 31, 2017, and as a result, such Named Executive Officers did not receive any of the amounts shown in the table below. The actual amounts to be paid to such Named Executive Officers in connection with their termination can only be determined at the time of such termination and depend on the circumstances of his termination. In addition to the amounts shown in the table below, each Named Executive Officer is entitled to receive amounts earned during the term of employment regardless of the manner of termination, including accrued but unpaid base salary and other employee benefits to which such Named Executive Officer was entitled on the date of termination.

Executive	Payment Elements	Change in Control (no Termination) ($)	CIC Termination ($)(1)		Qualifying Termination (other than a CIC Termination)($)(2)
Rich Williams	Salary (3)	—	700,000		700,000
	Annual Performance Bonus	—	700,000	(4)	—
	Restricted Stock Units	—	15,211,628	(5)	5,361,742	(6)
	Health Coverage (7)	—	22,402		22,402
	TOTAL	—	16,634,029		6,084,144

Mike Randolfi	Salary (3)	—	500,000		500,000
	Annual Performance Bonus	—	500,000	(4)	—
	Restricted Stock Units	—	2,454,696		1,263,092	(6)
	Health Coverage (7)	—	22,402		22,402
	TOTAL	—	3,477,098		1,785,494

Dane Drobny	Salary (3)	—	450,000		450,000
	Annual Performance Bonus	—	450,000	(4)	—
	Restricted Stock Units	—	2,026,990	(5)	1,227,305	(6)
	Health Coverage (7)	—	22,402		22,402
	TOTAL	—	2,949,392		1,699,707

Steve Krenzer	Salary (3)	—	625,000		625,000
	Annual Performance Bonus	—	—	(4)	—
	Restricted Stock Units	—	4,564,663	(5)	1,521,554
	Health Coverage (7)	—	—		—
	TOTAL	—	5,189,663		2,146,554

(1)	For each of our Named Executive Officers listed in this table, amounts in this column include cash and equity acceleration benefits as a result of a CIC Termination under the Severance Agreements.

(2)
For each of our Named Executive Officers listed in this table, amounts in this column include cash and equity acceleration benefits as a result of a Qualifying Termination that is not a CIC Termination under the Severance Agreements.

(3)	Represents a lump sum payment in an amount equal to 12 months of such individual's annual base salary.

(4)	Represents a lump sum payment in an amount equal to the pro-rated portion of his target annual cash incentive award, based on the number of days served during the year of termination.

(5)
Represents the dollar value of 100% accelerated vesting of such individual's service-based equity awards outstanding as of December 31, 2017. No amounts are shown for PSUs because these awards were earned based on performance through December 31, 2017 as described in the "Option Exercises and Stock Vested in 2017" table above.

(6)
Represents the dollar value of accelerated vesting of such individual's service-based equity awards scheduled to vest over the 12 month period following December 31, 2017. No amounts are shown for PSUs because these awards were earned based on performance through December 31, 2017 as described in the "Option Exercises and Stock Vested in 2017" table above.

(7)
Represents a lump sum payment equal to twelve months of Company-paid health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, including both the employer and employee portions of the cost, based on such individual’s rates and elections as of December 31, 2017.

RESIGNATION OF EXECUTIVE OFFICER

Jay Sullivan. Mr. Sullivan served as our Chief Product Officer until January 17, 2018. In consideration for his employment during the entire 2017 performance year, the Compensation Committee approved payment of his 2017 bonus at the funded amount of $453,150 (the above-target portion of which was paid in cash instead of immediately vested RSUs), and the payment of 23,267 PSUs based on the achievement of Company performance metrics set forth in "Compensation Discussion and Analysis — Section 5 — Pay Mix and Target Opportunity — Equity-Based Awards — PSUs.”

CEO PAY RATIO

For the 2017 fiscal year, the ratio of the annual total compensation of Mr. Williams, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Williams (“Median Annual Compensation”) was 184 to 1. This ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. In this summary, we refer to the employee who received the Median Annual Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2017 (the “Determination Date”).

For purposes of this summary, CEO Compensation was $7,781,866. CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Williams under “2017 Summary Compensation Table” for the 2017 fiscal year.

For purposes of this summary, Median Annual Compensation was $42,293, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2017 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date. We had 6,592 employees, representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries (other than our CEO) as of the Determination Date. This number does not include Mr. Williams, and, consistent with the applicable SEC rules, (i) any independent contractors or “leased” workers and (ii) 79 employees from Morocco.

We then measured compensation for the period beginning on January 1, 2017 and ending on December 31, 2017 for these 6,592 employees (after the exclusions noted above). This compensation measurement was calculated by totaling for each employee, cash compensation paid in 2017, including regular pay (wages and salary), all variants of overtime, variants of bonus payments, and commissions; and excluding sign on bonuses.

A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the total compensation for such individuals.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2017, including our 2008 Plan, 2010 Plan, 2011 Incentive Plan, and Purchase Plan. No warrants are outstanding under any of the foregoing plans. We refer to these plans and grants collectively as our Equity Compensation Plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a))
Equity compensation plans approved by security holders	29,901,580 (1)	$0.62 (2)	68,450,627 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	29,901,580	$0.62	68,450,627

(1)	This amount includes the following:
•885,580 shares that may be issued in connection with outstanding stock options.
•
•28,771,227 shares that may be issued in connection with stock awards.
•244,773 shares that may be issued in connection with deferred stock units held by non-employee directors under the Director Compensation Plan.

(2)	Indicates a weighted average price for 885,580 outstanding options under our 2008 Plan and our 2010 Plan. There are no outstanding options under the 2011 Plan.

(3)
As of December 31, 2017, 64,668,722 shares remained available for issuance under the 2011 Incentive Plan and 3,781,905 shares available for future issuance under the Purchase Plan. Permissible awards under the 2011 Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, including awards where vesting, granting, or settlement of which is contingent upon the achievement of specified performance goals, called “performance awards” and cash incentive awards.

COMPENSATION AND RISK
The Company has undertaken a risk review of the Company’s employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten the value of the Company. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including the following:

•	a commission-based incentive program for sales employees that only results in payout based on measurable financial or business critical metrics;

•
annual bonuses with a portion for executive employees that are funded based on Company performance and are paid based on a combination of quantitative and/or qualitative factors and individual performance;

•	ownership of a large percentage of our shares and equity-based awards, including performance share units, by senior management; and

•
our practice of awarding long-term equity grants upon hire to our executives in order to directly tie the executive’s expectation of compensation to their contributions to the long-term value of the Company.

Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2017, Peter Barris, Robert Bass, Joseph Levin (beginning June 2017), and Bradley Keywell (through June 2017) served as members of the Compensation Committee. All members of the Committee were independent directors, and no member was an employee or former employee of Groupon. During fiscal year 2017, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended.
The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Compensation Committee Peter Barris (Chair) Robert Bass Joseph Levin

AUDIT COMMITTEE REPORT
The Audit Committee serves as the representative of the Board with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our consolidated financial statements;

•	the integrity of our consolidated financial statements;

•	our internal controls;

•	our legal compliance and ethics policies relating to accounting, internal controls and auditing matters;

•	our systems and policies to monitor and manage business risk;

•	the independent registered public accounting firm’s appointment, qualifications, independence and compensation; and

•	the performance of our internal audit function.
The Audit Committee selects our independent registered public accounting firm, Deloitte, and approves the lead audit engagement partner, reviews the performance of our independent registered public accounting firm in the annual audit of our consolidated financial statements, including the selection and performance of the lead audit engagement partner, and reviews and approves the independent registered public accounting firm’s fees. In selecting and evaluating an independent registered public accounting firm, the Audit Committee considers such factors as the quality and efficiency of the services provided by the auditor, the auditor’s capabilities and the auditor’s technical expertise and knowledge of the Company’s operations and industry. Each year, the Audit Committee evaluates the qualifications, performance, tenure and independence of the Company’s independent auditor and determines, after also considering the impact of a change in auditor, whether to re-engage the current independent auditor. Deloitte has served as our independent registered public accounting firm since May 2017.
The Audit Committee is composed of three non-employee directors. The Board has determined that each member of the Audit Committee is independent under applicable NASDAQ and SEC rules and that each member qualifies as an “audit committee financial expert” under SEC rules.
The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our 2017 Annual Report with management, including a discussion of accounting principles, the reasonableness of significant judgments made in connection with the audited consolidated financial statements, and disclosures in the consolidated financial statements. The Audit Committee reports on these meetings to our Board.
Our management has primary responsibility for preparing our consolidated financial statements and for our financial reporting processes. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting.
The Audit Committee reports as follows:
(1)    The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2017 with our management.
(2)    The Audit Committee has discussed with Deloitte, our independent registered public accounting firm for fiscal year 2017, the matters required to be discussed under the Public Company Accounting Oversight Board standards.
(3)    The Audit Committee has received the written disclosures and the letter from Deloitte pursuant to Rule 3526 of the Public Company Accounting Oversight Board, and has discussed with Deloitte its independence, including whether the provision of non-audit services to us is compatible with its independence.
The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or members of the Audit Committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such service for us.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Groupon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, for filing with the SEC.
The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Audit Committee Robert Bass (Chair) Michael Angelakis Ann Ziegler

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm
The following table presents fees billed for professional audit services rendered by Deloitte for the audit of Groupon’s annual consolidated financial statements for the year ended December 31, 2017, and fees billed for other services rendered by Deloitte during this period.

Year Ended December 31, 2017 ($)
Audit Fees(1)	3,657,000
Audit-Related Fees	9,410
Tax Fees(2)	763,800
Other Fees(3)	264,000

Total	4,694,210

(1)
Audit Fees. Audit fees for the 2017 fiscal year includes the aggregate fees incurred for the audit of the Company’s annual consolidated financial statements, and audit, review and attest services rendered in connection with other regulatory or statutory filings.

(2)	Tax Fees. Tax fees consist of tax compliance and advisory work related to the Company’s research and development credit, tax incentives, international tax planning and intellectual property.

(3)	Other Fees. Other fees include certain consulting services.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte.

Change in Independent Registered Public Accounting Firm During 2017

In 2017, the Company conducted a competitive request for proposal process with several independent registered public accounting firms, including its incumbent independent auditor, Ernst & Young LLP ("Ernst & Young"). Following the conclusion of this process, with the approval of the Audit Committee, in May 2017, Deloitte was engaged to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The audit reports of Ernst & Young on the Company’s consolidated financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2016 and 2015 and during the subsequent interim period through May 18, 2017, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with Ernst & Young's report on the Company’s consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2016 and 2015 and during the subsequent interim period through May 18, 2017, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has established a policy for pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year.

PROPOSALS TO BE VOTED ON AT THE MEETING
PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently has nine members. See “Board of Directors.” Set forth below is a list of the nine director nominees for election at the Annual Meeting to hold office for a one-year term until the next annual meeting of stockholders. Directors are elected by a plurality of the votes cast at the Annual Meeting. The nominees were evaluated and recommended by the Nominating Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see “Board of Directors – Our Director Nominees.”

Each director nominee listed below has consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.
Our Board unanimously recommends a vote "FOR" the election to the Board of each of the following nominees:

Name	Position	Independent
Rich Williams	Chief Executive Officer and Director	No
Eric Lefkofsky	Chairman of the Board	No
Theodore Leonsis	Lead Independent Director	Yes
Michael Angelakis	Director	Yes
Peter Barris	Director	Yes
Robert Bass	Director	Yes
Joseph Levin	Director	Yes
Deborah Wahl	Director	Yes
Ann Ziegler	Director	Yes
Proxies solicited by the Board will be voted "FOR" each of the director nominees named above unless stockholders specify a contrary vote.
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018. During 2017, Deloitte served as our independent registered public accounting firm and also provided certain tax and other services. For additional information, see “Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm.” Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Groupon and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Deloitte are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative vote of a majority of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Our Board unanimously recommends a vote "FOR" the ratification of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

PROPOSAL 3: ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION
As required by Section 14A of the Exchange Act, we are asking for your advisory vote to approve the following resolution (the “say-on-pay” resolution):
“RESOLVED, that the stockholders approve, in a nonbinding vote, the compensation of the company’s Named Executive Officers, as disclosed in this proxy statement.”

Advisory approval of this proposal requires the affirmative vote of a majority of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.
We intend to offer our stockholders the opportunity to cast an advisory vote on executive compensation on an annual basis. Because your vote on the compensation of our Named Executive Officers is advisory, it will not be binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our Named Executive Officers.
We are asking that stockholders vote to support the foregoing “say-on-pay” resolution, for the following reasons:
Pay for Performance
For 2017, we have designed our compensation practices such that a significant portion of the Named Executive Officers’ total pay packages consist of annual performance-based bonuses and equity-based awards, and therefore the value of the pay packages is tightly correlated with Groupon’s performance.
Sound Design
We designed our executive officer compensation programs to attract, motivate and retain the key executives who drive our success. We also designed our pay packages to align the interests of our executives with those of our long-term stockholders. We achieve our objectives through compensation that:

•	enables us to recruit and retain talented and experienced individuals who are able to develop, implement and deliver on long-term value creation strategies;

•	provides a substantial portion of each executive’s compensation in components that are directly tied to short-term and long-term value and Company growth;

•	rewards both Company and individual performance and achievement;

•	ensures that our pay structure does not encourage unnecessary and excessive risk taking; and

•	ensures that our compensation is reasonable and competitive with pay packages made available to executives at companies with which we compete for executive talent.
Our Board unanimously recommends a vote "FOR" the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities and Exchange Act of 1934, we are seeking your advisory vote on how often the Company should hold a say-on-pay advisory vote. You may specify whether you prefer the vote to occur every year, two years, three years, or may abstain from voting on this proposal. We previously have held say-on-pay advisory votes every year, and the Board recommends that future say-on-pay advisory votes occur every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of the say-on-pay advisory vote at least every six years.

Although the vote is non-binding, the Board and the Compensation Committee will consider the vote results in determining the frequency of future say-on-pay advisory votes. The Company will announce its decision on the frequency of say-on-pay advisory votes in a Form 8-K filed with the SEC no later than 150 days after the Annual Meeting. In the future, the Board may change the vote frequency based on the nature of the Company's compensation programs, input from our stockholders, and the Board's views on the best way to obtain meaningful stockholder input.

Our Board of Directors unanimously recommends a vote for an advisory vote to approve our executive compensation every "ONE YEAR."

PROPOSALS OF STOCKHOLDERS FOR 2019 ANNUAL MEETING
Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting pursuant to Rule 14a-8 under the Exchange Act must submit their proposals so that they are received at Groupon’s principal executive offices no later than the close of business (5:30 p.m. Central Time) on December 31, 2018. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the 2019 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary of Groupon at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date on which Groupon first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than December 31, 2018, and no later than the close of business (5:30 p.m. Central Time) on January 30, 2019, unless our Annual Meeting date occurs more than 30 days before or 60 days after June 14, 2019. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2019 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Groupon will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.
Notices of intention to present proposals at the 2019 annual meeting of stockholders must be addressed to: Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.
Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, which we filed with the SEC, including the consolidated financial statements and schedules. If the person requesting the report was not a stockholder of record on April 20, 2018, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654.
DATED: April 27, 2018

Appendix A
Adjusted EBITDA Information and Reconciliation

Non-GAAP Financial Measure

In addition to financial results reported in accordance with U.S. GAAP, we have provided the non-GAAP financial measure, Adjusted EBITDA. This non-GAAP financial measures, which is presented on a continuing operations basis, is intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that this non-GAAP financial measure facilitates comparisons with our historical results and with the results of peer companies who present a similar measure (although other companies may define their non-GAAP measure differently than we define it, even when a similar term is used to identify such measure). However, this non-GAAP financial measure is not intended to be a substitute for financial measures reported in accordance with U.S. GAAP.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from continuing operations.

We exclude stock-based compensation expense and depreciation and amortization because they are primarily non-cash in nature and we believe that non-GAAP financial measures excluding those items provide meaningful supplemental information about our operating performance and liquidity. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. For the year ended December 31, 2017, special charges and credits included charges related to our restructuring plan and a gain from the sale of intangible assets. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.

Non-GAAP Reconciliation

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Income (loss) from continuing operations for the year ended December 31, 2017 (in thousands):

Income (loss) from continuing operations	$28,601
Adjustments:
Stock-based compensation (1)	80,950
Depreciation and amortization	137,827
Acquisition-related expense (benefit), net	48
Restructuring charges	18,828
Gain on sale of intangible assets	(17,149)
Other (income) expense, net	(6,710)
Provision (benefit) for income taxes	7,544
Total adjustments	221,338
Adjusted EBITDA	$249,939

(1)
Represents stock-based compensation expense recorded within Selling, general and administrative, Cost of revenue and Marketing. Restructuring charges include $0.8 million of additional stock-based compensation for the year ended December 31, 2017. Other income (expense), net includes $0.2 million of additional stock-based compensation for the year ended December 31, 2017.

GROUPON

GROUPON, INC.
600 WEST CHICAGO AVENUE
SUITE 400
CHICAGO, IL 60654

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on June 13, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on June 13, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Groupon, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E45135-P02196

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GROUPON, INC.

Unless otherwise specified in the spaces provided, the undersigned's vote is cast FOR the election of the director nominees in Proposal 1, FOR Proposals 2 and 3 and for 1 YEAR on Proposal 4.

	For All	Withhold All	For All Except
1. To elect the nine director nominees.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael Angelakis
02) Peter Barris
03) Robert Bass
04) Eric Lefkofsky
05) Theodore Leonsis
06) Joseph Levin
07) Deborah Wahl
08) Rich Williams
09) Ann Ziegler

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers (i.e., once every one, two, or three years).	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, the Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E45136-P02196

GROUPON, INC.
Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 14, 2018

The undersigned hereby appoints Rich Williams and Dane Drobny, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Groupon, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, at 10:00 a.m., Central Time, on June 14, 2018 and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver's license or passport, before entering the meeting. If the shares are held in street name with a bank or brokerage account and you plan to attend the Annual Meeting, please also bring a recent bank or brokerage statement showing that you owned shares of the Company on the record date, April 20, 2018. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of Groupon, Inc.

Continued and to be signed on reverse side